Exhibit 10.1

Hecla Mining Company

CAD$50,000,000 (Face Value) 6.515% Series 2020-A Senior Notes
due July 9, 2025

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Note Purchase Agreement

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Dated as of July 9, 2020

TABLE OF CONTENTS

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Schedule A	— Information Relating to Purchasers
Schedule B	— Defined Terms
Schedule C	— Company Disclosure Schedule
Exhibit 1	— Form of 6.515% Series 2020-A Senior Notes due July 9, 2025
Exhibit 2.2	— Form of Notation of Guaranty
Exhibit 4.3(a)	— Form of Opinion of Special U.S. Counsel to the Company
Exhibit S	— Form of Supplement to Note Purchase Agreement

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Hecla Mining Company
6500 N. Mineral Drive
Coeur d’Alene, Idaho 83815-9408

CAD$50,000,000 (Face Value) 6.515% Series 2020-A Senior Notes due July 9, 2025

July 9, 2020

To Each Of The Purchasers Listed In
Schedule A Hereto:

Ladies and Gentlemen:

Hecla Mining Company, a Delaware corporation (the “Company”), agrees with each of the purchasers listed in the attached Schedule A to this Note Purchase Agreement (this “Agreement”) as follows:

Section 1.     Authorization of Notes.

Section 1.1     Description of Notes. (a)     The Company will authorize the issue and sale of the following Senior Notes:

Issue	Series	Aggregate Face Value Amount	Aggregate Principal Amount to Be Repaid	Interest Rate	Maturity Date
Senior Notes	Series 2020-A	CAD$50,000,000 (Face Value)	$48,237,900	6.515%	July 9, 2025

The Series 2020-A Senior Notes described above are hereinafter referred to as the “Initial Notes” and together with each Series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 1.2 are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Initial Notes shall be substantially in the form set out in Exhibit 1 with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. Unless otherwise specifically set forth herein or in the Initial Notes, any reference to the principal amount of the Initial Notes shall be deemed a reference to the Premium Value of such Initial Notes.

Section 2.     Sale and Purchase of Notes.

Section 2.1     Initial Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, during the period commencing on and after the Closing provided for in Section 3 to and including October 9, 2020 (the “Purchase Period”), the Initial Notes in the aggregate principal amount (Premium Value) specified opposite such Purchaser’s name in Schedule A at the purchase price of the Face Value. Each issuance of Initial Notes shall be in the aggregate principal amount of CAD$12,500,000 (Face Value) and CAD$12,059,475 (Premium Value). The first issuance of Initial Notes shall be on the Closing. The Company shall thereafter issue, and the Purchasers shall purchase, additional Initial Notes in the aggregate principal amount of CAD$12,500,000 (Face Value), CAD$12,059,475 (Premium Value), on each of August 9, 2020, September 9, 2020 and October 9, 2020 (each, a Purchase Date”). On each Purchase Date, the Company will deliver to each Purchaser the Initial Notes to be purchased by such Purchaser on such Purchase Date in the form of a single Initial Note dated the date of such Purchase Date, registered in such Purchaser’s name (or in the name of a nominee of such Purchaser), and in the aggregate principal amount of the Premium Value, against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor which shall be equal to the Face Value of such Initial Notes by wire transfer of immediately available funds for the account of the Company in accordance with the funding instructions provided by the Company pursuant to Section 4.12 hereof. The obligations of each Purchaser hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2     Guaranty. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally and jointly and severally guaranteed by each Subsidiary required to be a Subsidiary Guarantor under Section 9.6, pursuant to the provisions of Section 24 hereof and the separate notation of such Subsidiary Guaranty, which shall be substantially in the form of Exhibit 2.2 attached hereto. The Subsidiary Guarantors on the Closing Date are listed on Schedule 2.2 of the Company Disclosure Schedule.

Section 3.     Closing.

The execution and delivery of this Agreement by the Company and each Purchaser shall occur at the offices of Sheppard, Mullin, Richter & Hampton, on July 9, 2020 (the “Execution Date”). Such execution and delivery shall occur at the offices of Sheppard, Mullin, Richter & Hampton at 12:00 a.m., Chicago time, at a Closing on the Execution Date (the “Closing”).

Section 4.     Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Initial Notes to be sold to such Purchaser during the Purchase Period is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing and on each Purchase Date, of the following conditions:

Section 4.1     Representations and Warranties.

(a)     Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing and on each Purchase Date.

(b)     Representations and Warranties of the Subsidiary Guarantor. The representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty shall be correct when made and at the time of Closing and on each Purchase Date.

Section 4.2     Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and on each Purchase Date. From the Execution Date until the Closing and as of each Purchase Date, before and after giving effect to the issue and sale of the Initial Notes on such date (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the Execution Date that would have been prohibited by Section 10 hereof as if such provisions had applied to the Company since such date. The Company shall have been in compliance with the provisions of Section 9 hereof since the Execution Date as if such provisions had applied to the Company since such date.

Section 4.3     Opinions of Counsel. Such Purchaser shall have received as of the Closing opinions in form and substance satisfactory to such Purchaser, dated the date of Closing from (i) Sheppard, Mullin, Richter & Hampton, LLP, special U.S. counsel for the Company, and (ii) Cassels Brock & Blackwell LLP, special Canadian counsel for the Company, covering the matters set forth in Exhibit 4.3(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers).

Section 4.4     Purchase Permitted By Applicable Law, Etc.On the date of the Closing and on each Purchase Date, such Purchaser’s purchase of Initial Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax (excluding any franchise tax and any tax based on income), penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.5     [Reserved].

Section 4.6     Payment of Outside Legal Counsel Fees. The Company shall have paid on or before the date of Closing, the reasonable fees, reasonable charges and reasonable disbursements of the Purchasers’ outside legal counsel, up to a maximum of $50,000 and to the extent reflected in a statement setting forth in reasonable detail the time and services provided by such counsel and rendered to the Company at least one Business Day prior to the date of Closing.

Section 4.7     [Reserved].

Section 4.8     Changes in Corporate Structure. As of the Closing Date, neither the Company nor any Subsidiary Guarantor shall have changed its jurisdiction of incorporation, or except as reflected in Schedule 4.8 of the Company Disclosure Schedule, been a party to any merger, amalgamation or consolidation, or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements in the Hecla Public Disclosure Record.

Section 4.9     Subsidiary Guaranty. As of the Closing, a notation of Guaranty in the form attached hereto as Exhibit 2.2 (a “Notation of Guaranty”) shall have been duly authorized, executed and delivered by the Subsidiary Guarantors, shall constitute the legal, valid and binding contract and agreement of each Subsidiary Guarantor except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance, or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and such Purchaser shall have received a true, correct and complete copy thereof.

Section 4.10     [Reserved].

Section 4.11     Funding Instructions. At least one Business Day prior to the date of the Closing, such Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the wire transfer instructions including (i) the name and address of the Company’s bank, (ii) such bank’s ABA number and (iii) the account name and number into which the purchase price for the Initial Notes is to be deposited.

Section 4.12     Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its outside legal counsel, and such Purchaser and its outside legal counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such outside legal counsel may reasonably request.

Section 4.13     Canadian Resale Restrictions.Each Purchaser hereby acknowledges and agrees that the offering of Notes is being made pursuant to exemptions from prospectus requirements of Applicable Canadian Securities Law and, as a result, the Notes will be subject to a number of statutory restrictions on resale and trading. Until these restrictions expire, each Purchaser will not be able to sell or trade the Notes unless the Purchaser complies with an exemption from the prospectus requirements under Applicable Canadian Securities Laws. In general, unless permitted under Applicable Canadian Securities Laws, the Purchaser cannot trade the securities in Canada before the date that is four months and a day after the relevant Purchase Date for such Notes.

Certificates representing the Notes purchased under this Agreement shall have attached to them legends setting out resale restrictions under Applicable Canadian Securities Laws substantially in the following form (and with the necessary information inserted):

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE the date which is four months and one day after the relevant Purchase Date for such Notes.”

Section 4.14     Underwriting Fee.At the Closing, the Company shall pay to the Purchasers the Underwriting Fee.

Section 5.     Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser that, except as otherwise (i) set forth in the Hecla Public Disclosure Record (to the extent the exception disclosed is reasonably apparent on its face) or (ii) disclosed in the Disclosure Schedule attached hereto as Schedule C and incorporated herein by reference in its entirety (the “Company Disclosure Schedule”):

Section 5.1     Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Initial Notes and to perform the provisions hereof and thereof.

Section 5.2     Authorization, Etc.This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance, or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3     Disclosure. Since December 31, 2019, there has been no change in the financial condition, operations, business or properties of the Company or any of its Restricted Subsidiaries except changes that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect.

Section 5.4     Organization and Ownership of Shares of Restricted Subsidiaries; Affiliates.

(a)     Schedule 5.4 of the Company Disclosure Schedule contains as of the Closing (except as noted therein) complete and correct lists (i) of the Company’s Restricted and Unrestricted Subsidiaries as of the date hereof, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and (ii) of the Company’s directors and senior officers.

(b)     As of the Closing, all of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in Schedule 5.4 of the Company Disclosure Schedule as being owned by the Company and its Restricted Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Restricted Subsidiary free and clear of any Lien (except for Permitted Liens).

(c)     As of the Closing, each Restricted Subsidiary identified in Schedule 5.4 of the Company Disclosure Schedule is a corporation or other legal entity duly organized, validly existing and in good standing (or its equivalent) under the laws of its jurisdiction of organization, and is duly qualified (or its equivalent) as a foreign corporation or other legal entity and is in good standing (or its equivalent) in each jurisdiction in which such qualification (or its equivalent) is required by law, other than those jurisdictions as to which the failure to be so qualified (or its equivalent) or in good standing (or its equivalent) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Restricted Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

Section 5.5     Financial Statements; Material Liabilities. All of the Company’s financial statements (including in each case the related schedules and notes) for the fiscal year ended December 31, 2019 are available on EDGAR. The financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 fairly present in all material respects the consolidated financial position of the Company and its Restricted Subsidiaries as of the respective dates for such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Restricted Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Hecla Public Disclosure Record.

Section 5.6     Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Initial Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any indenture, mortgage, hypothec, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the Company or any Restricted Subsidiary or any of their respective properties may be bound or affected, (b) conflict with in any Material respect or result in a Material breach of any of the terms, conditions or provisions of any Material order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or (c) violate in any Material respect any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.

Section 5.7     Governmental Authorizations, Etc.No consent, approval or authorization of, or registration, filing or declaration with (collectively, “Governmental Action”), any Governmental Authority is required to be made or obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the Initial Notes, other than those that have been obtained and routine Governmental Actions contemplated by this Agreement, including, without limitation, any filings to be made with the Securities and Exchange Commission and filing to maintain the good standing of the Company and its Restricted Subsidiaries in appropriate jurisdictions.

Section 5.8     Litigation; Observance of Agreements, Statutes and Orders. Except as set forth on Schedule 5.8,

(a)     There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)     Neither the Company nor any Restricted Subsidiary is (i) in default under the terms of any agreement or instrument to which it is a party or by which it is bound, or (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws or regulations that are referred to in Section 5.16), which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9     Taxes. The Company and its Restricted Subsidiaries have filed all Material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Restricted Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Responsible Officer of the Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the consolidated books of the Company and its Restricted Subsidiaries in respect of federal, state or other taxes for all fiscal periods are in accordance with GAAP. The federal income tax liabilities of the Company and its Restricted Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2019.

Section 5.10     Title to Property; Leases. The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties which the Company and its Restricted Subsidiaries own or purport to own and that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11     Licenses, Permits, Etc.

(a)     The Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)     To the best knowledge of the Senior Financial Officers of the Company, no product or service of the Company or any of its Restricted Subsidiaries infringes in any respect with any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person other than those infringements that will not, individually or in the aggregate with other infringements, have a Material Adverse Effect.

(c)     To the best knowledge of the Senior Financial Officers of the Company, there is no Material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name, domain name or other right owned or used by the Company or any of its Restricted Subsidiaries.

Section 5.12     Compliance with ERISA.

(a)     The Company and each ERISA Affiliate or, in respect of Canadian operations, each Subsidiary have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be, individually or in the aggregate, Material.

(b)     The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, exceeded the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $10,000,000 in the case of any single Plan and by more than $50,000,000 in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA or, in respect of Canadian operations, the meaning given to such terms under applicable Canadian law.

(c)     The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material. In respect of Canadian operations, neither the Company nor any Subsidiary participate in a multi-employer pension plan, as this term is defined under applicable Canadian law.

(d)     The expected post-retirement benefit obligation (determined as of December 31, 2017 in accordance with Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Restricted Subsidiaries is reflected in the Company’s audited financial statements for the fiscal year ended December 31, 2019.

(e)     The execution and delivery of this Agreement and the issuance and sale of the Initial Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Initial Notes to be purchased by such Purchaser.

Section 5.13     Private Offering by the Company. Within the last two years, neither the Company nor anyone acting on its behalf has offered the Initial Notes or any similar securities for sale to, or solicited any offer to buy the Initial Notes or any similar securities from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchaser, which has been offered the Initial Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Initial Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14     Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Initial Notes (i) in accordance with Section 9.10 and (ii) to pay the transaction costs associated with the issuance of the Initial Notes. No part of the proceeds from the sale of the Initial Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15     No Default under Existing Indebtedness; Future Liens.

(a)     Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Restricted Subsidiary, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)     Neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

Section 5.16     Foreign Assets Control Regulations, Etc.

(a)     Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b)     No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person (assuming, for the purposes of this Section 5.16 only, that no Purchaser nor any of their Controlled Entities shall constitute a “Blocked Person”), or (ii) otherwise in violation of U.S. Economic Sanctions.

(c)     Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act, or any other United States law or regulation governing such activities, or the PCMLTFA (as defined below) (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due internal inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d)          (1)      Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act, the Corruption of Foreign Public Officials Act (Canada) and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due internal inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

(2)     To the Company’s actual knowledge after making due internal inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper business advantage in violation of any applicable law or regulation; and

(3)     No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any illegal payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any illegal advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

Section 5.17     Status under Certain Statutes. Neither the Company nor any Restricted Subsidiary is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18     Environmental Matters. Except as set forth on Schedule 5.18,

(a)     Neither the Company nor any of its Restricted Subsidiaries has failed to provide all financial guarantees to a Governmental Authority required under applicable laws with respect to any anticipated rehabilitation, restoration or mine closure liability.

(b)     Neither the Company nor any Restricted Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)     Neither the Company nor any Restricted Subsidiary has knowledge of any facts which would give rise to any liability, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)     Neither the Company nor any of its Restricted Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in each case in a manner contrary to any Environmental Laws in each case in any manner that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)     All buildings on all real properties now owned, leased or operated by the Company or any of its Restricted Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19     Initial Notes Rank Pari Passu. The payment obligations of the Company under this Agreement and the Initial Notes rank pari passu in right of payment with all payment obligations under other senior unsecured Indebtedness of the Company, including, without limitation, the February Notes, but except for Indebtedness preferred by operation of law.

Section 5.20     Insurance. Each of the Company and its Restricted Subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses, including, without limitation, policies covering real and personal property owned or leased by the Company and its Restricted Subsidiaries against theft, damage, destruction, acts of vandalism, flood and earthquakes. The Company has no reason to believe that it or any Restricted Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. None of the Company or any Restricted Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

Section 5.21     Solvency. Each of the Company and the Subsidiary Guarantors, when taken as a whole, is, and immediately after the Closing will be, Solvent. As used herein, the term “Solvent” means, with respect to the Company and the Subsidiary Guarantors when taken as a whole on a particular date, that on such date (i) the fair market value of the assets of such persons, when taken as a whole, are greater than the total amount of liabilities (including contingent liabilities) of such persons, (ii) the present fair salable value of the assets of such persons, when taken as a whole, are greater than the amount that will be required to pay the probable liabilities of such persons on their debts as they become absolute and matured, (iii) such persons, when taken as a whole, are able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such persons, when taken as a whole, do not have unreasonably small capital.

Section 5.22     Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures. Such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its Subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

Section 5.23     Compliance with Labor Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board, or, in respect of Canadian operations, any other similar Canadian competent authority, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its Subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its Subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state, provincial or local law relating to employment standards, discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

Section 5.24     Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-1. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

Section 6.     Representations of the Purchasers.

Section 6.1     Purchase for Investment. Each Purchaser severally represents that it is purchasing the Initial Notes for its own account and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s shall at all times be within such Purchaser’s control. Each Purchaser understands that the Initial Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Initial Notes. Each Purchaser severally represents that it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.

Section 6.2     Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Initial Notes to be purchased by such Purchaser hereunder:

(1)     the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(2)     the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(3)     the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(4)     the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(5)     the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(6)     the Source is a governmental plan; or

(7)     the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(8)     the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 6.3     Collection of Personal Information. Each Purchaser, on its own behalf and on behalf of any other person for whom it is contracting hereunder, expressly consents and agrees to:

(1)     the Company collecting personal information regarding each Purchaser for the purpose of completing the transactions contemplated by this Agreement;

(2)     the Company releasing personal information regarding each Purchaser and this subscription, including each Purchaser’s name, residential address, telephone number, email address and registration and delivery instructions, the principal amount of Notes purchased, the number of securities of the Company held by each Purchaser, and, if applicable, information regarding the beneficial ownership or the principals of each Purchaser, to securities regulatory authorities in compliance with Applicable Canadian Securities Laws, and to other authorities as required by law; and

(3)     the filing by the Company of reports of exempt distribution on Form 45-106F1 with the applicable securities regulatory authorities in Canada containing such information regarding each Purchaser as is prescribed by such form (including, but not limited to, its name, address, telephone number, the principal amount of Initial Notes subscribed for purchase, the date of distribution and exemption relied upon and its status as an insider or registrant, if applicable), certain of which information it understands will be made available to the public by applicable securities regulatory authorities, including on their websites.

The purpose of the collection of the information is to ensure the Company is able to issue Notes to each Purchaser in compliance with applicable corporate, securities and other laws and to obtain the information required to be provided in documents required to be filed with securities regulatory authorities under Applicable Canadian Securities Laws as required, which may include their public disclosure of such information. Each Purchaser, on its own behalf and on behalf of any other person for whom it is contracting hereunder, further expressly consents and agrees to the collection, use and disclosure of all such personal information to and by securities regulatory authorities, and other authorities, in accordance with their requirements, including but not limited to the publishing or making available to the public of such information and the provision of such information to third party service providers for their collection, use and disclosure from time to time.

The contact information for the officer of the Company who can answer questions about the collection of information by the Company is as follows:

Name & Title:	David Sienko, Vice President – General Counsel
Issuer Name:	Hecla Mining Company
Address:	6500 N. Mineral Drive, Suite 200,
Coeur D’Alene Idaho, 83815-9408
Telephone No:	(208) 769-4100
Email Address:	DSienko@hecla-mining.com

Section 6.4     Proceeds of Crime. Each Purchaser, on its own behalf and on behalf of any other person for whom it is contracting hereunder, expressly acknowledges and agrees that:

(1)     the Company may be required to provide applicable Canadian securities regulators, or otherwise under the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”), a list setting forth the identities of the purchasers of the Notes and any personal information provided by each Purchaser, and each Purchaser hereby represents and warrants that to the best of each Purchaser’s knowledge, none of the funds representing the subscription proceeds to be provided by each Purchaser (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to each Purchaser; each Purchaser hereby further covenants that it shall promptly notify the Company if each Purchaser discovers that any of such representations in this Section 6.4 cease to be true, and shall provide the Company with appropriate information in connection herewith;

(2)     the funds being used to purchase each Purchaser’s Notes which will be advanced by each Purchaser to the Company hereunder will not represent proceeds of crime for the purposes of the PCMLTFA and each Purchaser and its disclosed principal, if any, acknowledges that the Company may in the future be required by law to disclose each Purchaser’s or disclosed principal’s name and other information relating to this Agreement and each Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge (i) none of the subscription funds to be provided by each Purchaser or other person for whom it is contracting hereunder (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to each Purchaser; and (ii) each Purchaser shall promptly notify the Company if each Purchaser or disclosed principal discovers that any of such representations in this Section 6.4 cease to be true, and to provide the Company with appropriate information in connection therewith; and

(3)     it shall complete, sign and return such additional documentation as may be required from time to time under Applicable Canadian Securities Laws or any other applicable laws in connection with the transactions contemplated by this Agreement.

Section 6.5     Acknowledgement. Furthermore, each Purchaser and any other person for whom it is contracting hereunder is hereby notified and acknowledges that:

(1)     each Purchaser may be subject to the collection, use, and disclosure of certain personal information by applicable securities authorities, including the publishing or otherwise making available to the public personal information including, their name, number and type of securities purchased, the total principal amount of Notes subscribed for, and their insider or registrant status, if applicable, and their address, contact person name and telephone number and the exemption that each Purchaser is relying on in purchasing the Notes;

(2)     the Company may deliver to the applicable Canadian securities regulatory authorities certain personal information pertaining to each Purchaser, including such Purchaser’s full name, residential address, telephone number and email address, the principal amount of Notes purchased by each Purchaser, the prospectus exemption relied on by the Company and the date of distribution of the Notes;

(3)     such information is being collected indirectly by the applicable Canadian securities regulatory authorities under the authority granted to it in securities legislation.

Section 7.     Information as to Company.

Section 7.1     Reports.      (a)    Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the holders of Notes (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations (and, during any period in which the Company is not required to file reports with the SEC, within the time periods specified in the SEC’s rules and regulations for a “non-accelerated filer”):

(1)     all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2)     all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports, provided that if the Company is not required to file such reports with the SEC, (i) such quarterly and annual reports need only include information to the extent similar information is included in the Prospectus and (ii) such current reports need only be prepared or delivered if the Company determines in good faith that the information to be reported is material to the holders of Notes or the business, operations, assets, liabilities or financial position of the Company and its Restricted Subsidiaries, taken as a whole. If the Company is not required to file such reports with the SEC, it will post such reports on its website (http://www.hecla-mining.com). Whether the Company files such reports with the SEC or posts its reports on its website, the public posting of such reports shall satisfy any requirement hereunder to deliver such reports to holders of Notes. The terms of this Agreement shall not impose any duty on the Company under the Sarbanes-Oxley Act of 2002 and the related SEC rules that would not otherwise be applicable to it.

(b)     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by paragraph (a) of this Section 7.1 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c)     For so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by paragraphs (a) and (b) of this Section 7.1, the Company and the Subsidiary Guarantors will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(d)     With reasonable promptness, the Company shall provide to the holders of the Notes such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Restricted Subsidiaries or relating to the ability of the Company and Subsidiary Guarantors to perform their respective obligations hereunder, under the Notes and under the Subsidiary Guaranty, as the case may be, as from time to time may be reasonably requested by any such Purchaser, Additional Purchaser or holder of a Note.

Section 7.2     Officer’s Certificate.

(a)     The Company and each Subsidiary Guarantor shall deliver to the holders of the Notes, within 90 days after the end of each fiscal year beginning with the fiscal year ending December 31, 2020, an Officer’s Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Officer signing such certificate and acting in such capacity and not in his or her personal capacity, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)     So long as any of the Notes are outstanding, the Company will deliver to the holder of the Notes, within five calendar days (or if such fifth calendar day is not a Business Day, the next succeeding Business Day) after any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 8.     Payment of the Notes.

Section 8.1     Required Payments.

(a)     Initial Notes. On the Maturity Date the Company will pay all outstanding principal amount of the Initial Notes at par of the outstanding Premium Value and without payment of any make-whole or any premium. Upon any partial prepayment of any Initial Notes pursuant to Section 8.2, Section 8.7, Section 8.8 or Section 8.9, the principal amount of each required payment of the Initial Notes becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate principal amount of the Initial Notes is reduced as a result of such prepayment.

(b)     Additional Notes. Each Series of Additional Notes shall be subject to required prepayments as specified in the Supplement pursuant to which such Series of Additional Notes was issued. Upon partial prepayment of any Additional Notes of a Series pursuant to Section 8.2, Section 8.7, Section 8.8, Section 8.9 or the applicable Supplement, the principal amount of each required prepayment of the Additional Notes of such Series shall be reduced in as set forth in the Supplement.

(c)     Payment on Maturity. As provided therein, the entire remaining unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2     Optional Prepayments.

(a)     At any time prior to July 9, 2023, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of Notes issued under this Agreement (calculated after giving effect to any issuance of Additional Notes), upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 107.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to but excluding the date of redemption (subject to the rights of holders of Notes so called for redemption on or after a record date for the payment of interest to receive interest on the relevant interest payment date as provided in Section 8.2(f) hereof), with an amount of cash no greater than the cash proceeds (net of underwriting discounts and commissions) of all Equity Offerings by the Company since the Issue Date; provided that:

(1)     at least 65% (calculated after giving effect to any issuance of Additional Notes) of the original aggregate principal amount of Notes issued under this Agreement (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)     the redemption occurs within 120 days of the date of the closing of such Equity Offering.

(b)     At any time prior to July 9, 2023 the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium (if any) as of, and accrued and unpaid interest to but excluding the date of redemption, subject to the rights of holders of Notes so called for redemption on or after a record date for the payment of interest to receive interest due on the relevant interest payment date as provided in Section 8.2(f) hereof.

(c)     Except as expressly set forth in this Agreement, the Notes will not be redeemable at the Company’s option prior to July 9, 2023.

(d)     On or after July 9, 2023, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to but excluding the applicable date of redemption, if redeemed during the twelve-month period beginning on July 9 of the years indicated below, subject to the rights of holders of Notes so called for redemption on or after a record date for the payment of interest to receive interest on the relevant interest payment date as provided in Section 8.2(f) hereof:

Year	Percentage
2023	105.438%
2024 and thereafter	103.625%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date. The Company may provide in the applicable notice of redemption that (x) payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person and (y) the redemption is subject to one or more conditions precedent.

(e)     Any redemption pursuant to this Section 8.2 shall be made pursuant to the provisions of Sections 8.3 through 8.5 hereof.

(f)     If the Company complies with the provisions of this Section 8.2, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

Section 8.3     Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to the provisions of Section 8.2, the principal amount of the Notes of the Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. All regularly scheduled partial prepayments made with respect to any Series of Additional Notes pursuant to any Supplement shall be allocated as provided therein.

Section 8.4     Maturity; Surrender, Etc.In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the Applicable Premium, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and premium, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5     Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of any Series except upon the payment or prepayment of the Notes of any Series in accordance with the terms of this Agreement (including any Supplement hereto) and the Notes of the applicable Series. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6     [Reserved].

Section 8.7     Change in Control.

(a)     Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each holder to repurchase all or any part (equal to CAD$2,000 or an integral multiple of CAD$1,000 in excess thereof) of that holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to but excluding the date of purchase, subject to the rights of holders of Notes so called for repurchase on or after a record date for the payment of interest to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and stating:

(i)     that the Change of Control Offer is being made pursuant to this Section 8.7 and that all Notes tendered will be accepted for payment;

(ii)     the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii)     that any Note not tendered will continue to accrue interest;

(iv)     that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(v)     that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, to the Company at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi)     that Holders will be entitled to withdraw their election if the Company receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is withdrawing his election to have the Notes purchased; and

(vii)     that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to CAD$2,000 in principal amount or an integral multiple of CAD$1,000 in excess thereof. In connection with the tender of any Notes with respect to a Change of Control, the tendering holder of Notes shall provide good title to the Notes, free and clear of all liens and encumbrances, and shall represent and warrant that such holder of Notes is presenting good title, free and clear of all Liens and encumbrances, and such other representations and warranties as are customary.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 8.7, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 8.7 by virtue of such compliance.

(b)     On the Change of Control Payment Date, the Company will, to the extent lawful accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer.

The Company will promptly mail or wire transfer (but in any case not later than five days after the Change of Control Payment Date) to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Company will promptly authenticate and mail to each tendering holder a new Note equal in principal amount to the unpurchased portion (if any) of the Note surrendered by such holder.

(c)     Notwithstanding anything to the contrary in this Section 8.7, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 8.7 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 8.2 hereof, unless and until there is a default in payment of the applicable redemption price.

(d)     Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(e)     If holders of not less than 90% in aggregate principal amount of the then outstanding Notes of any Series validly tender and do not withdraw such Notes of such Series in a Change of Control Offer and the Company, or any other Person making a Change of Control Offer in lieu of the Company as pursuant to Section 8.7(c), purchases all of the Notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 15 nor more than 30 days’ prior notice, given not more than 15 days following such purchase pursuant to the Change of Control Offer pursuant to Section 8.7, to redeem all Notes of such Series that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest to but excluding the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Section 8.8     Sanctions Prepayment.

(a)     Notice of Noteholder Sanctions Violation. If any holder of a Note (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) (each, an “Affected Noteholder”) is subject to a Noteholder Sanctions Violation as a consequence of the activities of the Company or its Controlled Entities (including, without limitation, the use of proceeds of the Notes) then either the Company shall, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of such Noteholder Sanctions Violation, give written notice of such Noteholder Sanctions Violation to each holder of Notes or an Affected Noteholder may give notice to the Company of such Noteholder Sanctions Violation (in which case the Company shall promptly, and in any event within 5 Business Days, give written notice of its receipt of such notice (and the details thereof) to all other holders of Notes), which notice (the “Noteholder Sanctions Notice”) shall describe the facts and circumstances of such Noteholder Sanctions Violation, contain and constitute an offer to prepay Notes of each Series held by each Affected Noteholder (each, an “Affected Note”) as described in subparagraph (b) of this Section 8.8 and shall specify: (i) the Proposed Sanctions Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Sanctions Prepayment Date; and (v) that the conditions of this Section 8.8 have been fulfilled.

(b)     Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all of the Notes held by each Affected Noteholder on a date specified in such offer (the “Proposed Sanctions Prepayment Date”). Such date shall be not less than 20 days and not more than 30 days after the date of such offer (if the Proposed Sanctions Prepayment Date shall not be specified in such offer, the Proposed Sanctions Prepayment Date shall be the 20th day after the date of such offer).

(c)     Acceptance/Rejection. An Affected Noteholder may accept or reject the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance or rejection to be delivered to the Company at least 5 Business Days prior to the Proposed Sanctions Prepayment Date. A failure by an Affected Noteholder to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute an acceptance of such offer by such holder.

(d)     Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without payment of any premium with respect thereto. The prepayment shall be made on the Proposed Sanctions Prepayment Date except as provided in subparagraph (e) of this Section 8.8.

(e)     Cure of Noteholder Sanctions Violation. Notwithstanding anything to the contrary contained in this Section 8.8, if the Company has taken such action(s) in relation to its activities so that such Affected Noteholder(s) shall no longer be subject to Noteholder Sanctions Violation prior either to the date the Company makes the offer under Section 8.8(b) or the applicable Proposed Sanctions Prepayment Date, then the Company shall not be obliged to prepay such Affected Notes in relation to such Noteholder Sanctions Violation which is no longer continuing and such offer to prepay shall be deemed to be rescinded; provided, that the Company shall have reimbursed such Affected Noteholder(s) for any costs and expenses (including reasonable attorney fees and expenses) incurred in connection with or as a result of such Noteholder Sanctions Violation.

(f)     Governmental Approval. Notwithstanding the provisions of clauses (c) and (d) of this Section 8.8, if any Affected Noteholder that has given written notice to the Company of its acceptance of the Company’s prepayment offer in accordance with clause (c) also gives notice to the Company prior to the applicable Proposed Sanctions Prepayment Date that it has determined (in its sole discretion) that it requires clearance from any Governmental Authority in order to receive a prepayment pursuant to this Section 8.8, the principal amount of the Affected Noteholder’s Notes, together with interest accrued thereon to the date of prepayment, shall become due and payable on the later of (i) such Proposed Sanctions Prepayment Date and (ii) the date that is 10 Business Days after such Affected Noteholder gives notice to the Company that it is entitled to receive a prepayment pursuant to this Section 8.8, and in any event, any such delay in accordance with the foregoing clause (ii) shall not be deemed to give rise to any Default or Event of Default.

Section 8.9     Offer to Prepay Notes by Application of Excess Proceeds.

(1)     In the event that, pursuant to Section 10.4 hereof, the Company is required to commence an offer to all holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

(2)     The Asset Sale Offer shall be made to all holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Agreement with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”), to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(3)     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Notes pursuant to the Asset Sale Offer.

(4)     Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to each of the holders of the Notes. The notice will contain all instructions and materials necessary to enable such holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(A)     that the Asset Sale Offer is being made pursuant to this Section 8.9 and Section 10.4 hereof and the length of time the Asset Sale Offer will remain open;

(B)     the Offer Amount, the purchase price and the Purchase Date;

(C)     that any Note not tendered or accepted for payment will continue to accrue interest;

(D)     that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(E)     that holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of CAD$2,000 or an integral multiple of CAD$1,000 in excess thereof;

(F)     that holders electing to have Notes purchased pursuant to any Asset Sale Offer, will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed to the Company at the address specified in the notice at least three days before the Purchase Date;

(G)     that holders will be entitled to withdraw their election if the Company receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note the holder delivered for purchase and a statement that such holder is withdrawing his election to have such Note purchased;

(H)     that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company or its designee will select the Notes and the applicable agent will select such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered or required to be prepaid or redeemed (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of CAD$2,000, or an integral multiple of CAD$1,000 in excess thereof, will be purchased); and

(I)     that holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered. The Company will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering holder an amount equal to the purchase price of the Notes tendered by such holder and accepted by the Company for purchase, and the Company will promptly issue a new Note and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Notice of any redemption of, or any offer to purchase, the Notes may, at the Company’s discretion, be given in connection with an Equity Offering, other transaction (or series of related transactions) or an event that constitutes a Change of Control and prior to the completion or the occurrence thereof, and any such redemption or purchase may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related Equity Offering, transaction or event, as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, the notice of redemption or purchase shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption or purchase may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption or purchase date or by the redemption or purchase date as so delayed, or such notice or offer may be rescinded at any time in the Company’s discretion if in the good faith judgment of the Company any or all of such conditions will not be satisfied or waived.

Section 8.10     Offer to Prepay Notes as a Result of the Redemption of the February Notes.

(1)     In the event that, the Company redeems any portion of or all of the February Notes, the Company shall commence an offer to all holders to purchase Notes up to the same percentage of originally issued February Notes being redeemed (the “Redemption Amount”) (a “Redemption Offer”). To effect such offer, the Company will follow the procedures specified below.

(2)     The Redemption Offer shall be made to all holders of Notes. The Redemption Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Redemption Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Redemption Purchase Date”), the Company will purchase Notes up to the Redemption Amount (on a pro rata basis based on the principal amount of Notes surrendered, if applicable) or, if less than the Redemption Amount has been tendered, all Notes tendered in response to the Redemption Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(3)     If the Redemption Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Notes pursuant to the Redemption Offer.

(4)     Upon the commencement of a Redemption Offer, the Company will send, by first class mail, a notice to each of the holders of the Notes. The notice will contain all instructions and materials necessary to enable such holders to tender Notes pursuant to the Redemption Offer. The notice, which will govern the terms of the Redemption Offer, will state:

(A)     that the Redemption Offer is being made pursuant to this Section 8.10 and the length of time the Redemption Offer will remain open;

(B)     the Redemption Amount, the purchase price (which shall be 100% of the principal amount of the Notes purchased in the Redemption Offer) and the Redemption Purchase Date;

(C)     that any Note not tendered or accepted for payment will continue to accrue interest;

(D)     that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Redemption Offer will cease to accrue interest after the Redemption Purchase Date;

(E)     that holders electing to have a Note purchased pursuant to an Redemption Offer may elect to have Notes purchased in denominations of CAD$2,000 or an integral multiple of CAD$1,000 in excess thereof;

(F)     that holders electing to have Notes purchased pursuant to any Redemption Offer, will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed to the Company at the address specified in the notice at least three days before the Redemption Purchase Date;

(G)     that holders will be entitled to withdraw their election if the Company receives, not later than the expiration of the Redemption Offer Period, a facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note the holder delivered for purchase and a statement that such holder is withdrawing his election to have such Note purchased;

(H)     that, if the aggregate principal amount of Notes surrendered by holders thereof exceeds the Redemption Amount, the Company or its designee will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes tendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of CAD$2,000, or an integral multiple of CAD$1,000 in excess thereof, will be purchased); and

(I)     that holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

On or before the Redemption Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Redemption Amount of Notes or portions thereof tendered pursuant to the Redemption Offer, or if less than the Redemption Amount has been tendered, all Notes tendered. The Company will promptly (but in any case not later than five days after the Redemption Purchase Date) mail or deliver to each tendering holder an amount equal to the purchase price of the Notes tendered by such holder and accepted by the Company for purchase, and the Company will promptly issue a new Note and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Redemption Offer on the Redemption Purchase Date.

Notice of any redemption of, or any offer to purchase, the Notes may, at the Company’s discretion, be given in connection with an Equity Offering, other transaction (or series of related transactions) or an event that constitutes a Change of Control and prior to the completion or the occurrence thereof, and any such redemption or purchase may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related Equity Offering, transaction or event, as the case may be. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, the notice of redemption or purchase shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption or purchase may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption or purchase date or by the redemption or purchase date as so delayed, or such notice or offer may be rescinded at any time in the Company’s discretion if in the good faith judgment of the Company any or all of such conditions will not be satisfied or waived.

Section 9.     Affirmative Covenants.

From the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 9.1     Compliance with Laws. Without limiting Section 10.8, the Company will, and will cause each of its Restricted Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case except for non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2     Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers (which may include captive insurance companies), insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3     Stay, Extension and Usury Laws. The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted (including the Criminal Code (Canada)), now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the holders of the Notes, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 9.4     Payment of Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the holders of the Notes.

Section 9.5     Corporate Existence. Subject to Section 10.5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)     its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2)     the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the holders of the Notes.

Section 9.6     Additional Subsidiary Guarantors. The Company will cause each of its Restricted Subsidiaries that is not a Subsidiary Guarantor and that becomes a borrower or guarantor under the Senior Credit Facility or that guarantees, on the date of this Agreement or any time thereafter, any other Indebtedness of the Company, which other Indebtedness exceeds $10.0 million in aggregate principal amount, to become a Subsidiary Guarantor by executing a Notation of Guaranty or a joinder to an this Agreement and delivering an Opinion of Counsel within 20 Business Days thereafter to the effect that such Notation of Guaranty or joinder has been duly authorized, executed and delivered by that Restricted Subsidiary and constitutes a valid and binding agreement of that Restricted Subsidiary, enforceable in accordance with its terms (subject to customary exceptions).

Section 9.7     Designation of Subsidiaries. Except in the case of Hecla Quebec Inc., which for the purpose of this Agreement will remain a Restricted Subsidiary, the Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available either for Restricted Payments under Section 10.1 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company in its sole discretion. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the holders of the Notes by filing with the holders a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 10.1 hereof or was a Permitted Investment under one or more of the clauses of the definition of Permitted Investments. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 10.2 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 10.2 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 9.8     Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct obligations of the Company ranking at least pari passu in all respects as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder and with the February Notes without any preference among themselves and at least pari passu in all respects in right of payment with all other present and future senior unsecured Indebtedness of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Indebtedness of the Company.

Section 9.9     Books and Records. The Company will, and will cause each of its Restricted Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Restricted Subsidiary, as the case may be.

Section 9.10     Use of Proceeds  By no later than the Maturity Date, the Company will have used the net proceeds from the sale of the Initial Notes for capital expenditures and development and expansion costs at the Casa Berardi Mine and for other general corporate purposes..

Section 9.11     Investment in Quebec.

Subject to the occurrence of a Force Majeure Event which shall relieve the Company from this obligation to the extent of the impact of the Force Majeure Event on the Company, the Company will invest in the aggregate CAD$100,000,000 in the Casa Berardi Mine and other Quebec exploration and development projects, including capital expenditures, development and expansion costs at such mine or projects, over the next four years as of the Closing. Said Force Majeure Event must either a) occur at the Casa Berardi mine or directly impact the Casa Berardi operations or b) cause material negative financial impact to the Company such that further investments at Casa Berardi would put the Company at risk of being in breach of covenant or in default with regards to any of its loan agreements.

Section 10.     Negative Covenants.

From the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 10.1     Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)     declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(ii)     purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect Person owning more than 50% of the outstanding Equity Interests of the Company;

(iii)     make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated to the Notes or to the Notation of Guaranty (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(iv)     make any Restricted Investment

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)     no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)     the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 10.2(a) hereof; and

(3)     such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since April 12, 2013 (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9) and (13) of paragraph (b) of this Section 10.1), is less than the sum, without duplication, of:

(A)     50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after April 12, 2013 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)     100% of the aggregate net cash proceeds and the Fair Market Value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities received by the Company since April 12, 2013 as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests of the Company (other than in connection with the Aurizon Transaction) or from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or convertible or exchangeable debt securities of the Company, in each case that have been converted into or exchanged for Qualifying Equity Interests of the Company (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company); plus

(C)     to the extent that any Restricted Investment that was made after April 12, 2013 is (a) sold or otherwise cancelled, liquidated or repaid, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of the Company that is a Subsidiary Guarantor, the initial amount of such Restricted Investment (or, if less, the amount of cash or the Fair Market Value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities, in each case received upon repayment or sale); plus

(D)     to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of this Agreement is redesignated as a Restricted Subsidiary after the date of this Agreement, the lesser of (i) the Fair Market Value of the Company’s Restricted Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Agreement; plus

(E)     100% of any dividends received in cash and the Fair Market Value, as determined in good faith by the Board of Directors of the Company, of property and marketable securities received by the Company or a Restricted Subsidiary of the Company that is a Subsidiary Guarantor after April 12, 2013 from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

(b)     The provisions of Section 10.1(a) hereof will not prohibit:

(1)     the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Agreement;

(2)     the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of Section 10.1(a)(3)(B);

(3)     the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(4)     the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Subsidiary Guaranty with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(5)     so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director, employee or consultant of the Company or any of its Restricted Subsidiaries pursuant to any management equity plan or stock option plan, shareholders’ agreement or any other management or employee benefit plan or agreement or arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $15.0 million in any twelve-month period (with unused amounts in any twelve-month period being carried over to succeeding twenty-four month period); provided further, that such amount in any twelve-month period may be increased by an amount not to exceed:

(A)     the cash proceeds from the sale of Qualifying Equity Interests of the Company and, to the extent contributed to the Company as common equity capital, the cash proceeds from the sale of Qualifying Equity Interests of any of the Company’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurred after February 19, 2020 to the extent the cash proceeds from the sale of Qualifying Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to clause (3) of Section 10.1(a) or Section 10.1(b)(2); plus

(B)     the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after February 19, 2020; and

in addition, cancellation of Indebtedness owing to the Company from any current or former officer, director or employee (or any permitted transferees thereof) of the Company or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of the Company from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 10.1 or any other provisions of this Agreement;

(6)     the repurchase, acquisition or retirement for value of Equity Interests (a) deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests or other convertible securities to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants, or (b) in connection with the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

(7)     so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary of the Company issued on or after the date of this Agreement in accordance with the Fixed Charge Coverage Ratio test described in Section 10.2(a) hereof;

(8)     payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any Person (including in a merger, consolidation, amalgamation or similar transaction) and payments of cash to dissenting shareholders in connection with a merger, consolidation, amalgamation, transfer of assets;

(9)     the repurchase, redemption or other acquisition or retirement for value of any Indebtedness that is contractually subordinated to the Notes or to any Subsidiary Guaranty (a) at a purchase price not greater than 101% of the principal amount of such Indebtedness in the event of a Change of Control pursuant to provisions similar to Section 8.7 hereof or (b) at a purchase price not greater than 100% of the principal amount of such Indebtedness pursuant to provisions similar to Section 10.4 hereof; provided that all Notes tendered by holders of the Notes in connection with the related Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(10)     the making by the Company of regular quarterly and/or annual dividend payments in respect of its outstanding Series B Cumulative Convertible Preferred Stock, par value $0.25 per share, which are payable pursuant to the terms of such preferred stock;

(11)     (a) the making by the Company of quarterly and/or annual dividend payments in respect of its outstanding common stock or, (b) so long as no Default or Event of Default has occurred and is continuing, the purchase of Equity Interests of the Company, together, in an aggregate amount not to exceed $55.0 million in any fiscal year (with unused amounts in any fiscal year carried over to the immediately succeeding fiscal year);

(12)     so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $75.0 million since February 19, 2020.

(c)     The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 10.1 will be determined by the Board of Directors of the Company.

(d)     For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria or more than one of the exceptions described in clauses (1) through (13) above or is entitled to be made according to the Section 10.1(a), the Company may, in its sole discretion, classify the Restricted Payment in any manner that complies with this Section 10.1.

Section 10.2     Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)     The provisions of Section 10.2(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)     the incurrence by the Company and any Subsidiary Guarantor of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum amount drawable thereunder) not to exceed, as of any date of incurrence, $250.0 million.

(2)     the incurrence by the Company and its Restricted Subsidiaries of the February Notes and the other Existing Indebtedness;

(3)     the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guaranties to be issued on the date of this Agreement or thereafter as provided in this Agreement;

(4)     the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations (other than Deemed Capitalized Leases), mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed, as of any date of incurrence, the greater of (x) $85.0 million and (y) 4.25% of Consolidated Net Tangible Assets as of such date of incurrence;

(5)     the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Agreement to be incurred under Section 10.2(a) hereof or clauses (2), (3), (4), (5) or (21) of this Section 10.2(b);

(6)     the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A)     if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Subsidiary Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or Subsidiary Guaranty, in the case of a Subsidiary Guarantor; and

(B)     (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)     the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(A)     any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(B)     any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)     the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness consisting of Hedging Obligations or Treasury Management Arrangements in the ordinary course of business;

(9)     the guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 10.2; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guaranty of such Indebtedness must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)     the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, bankers’ acceptances, performance, bid, surety, appeal, remediation and similar bonds and completion Guarantees (not for borrowed money) provided in the ordinary course of business;

(11)     the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12)     Indebtedness of any Person incurred and outstanding on or prior to the date on which such Person became a Restricted Subsidiary of the Company or was acquired by, or merged into or arranged or consolidated with, the Company or any of its Restricted Subsidiaries (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary of or was otherwise acquired by the Company); provided, however, that on the date that such Person became a Restricted Subsidiary or was otherwise acquired by the Company, either: (a) the Company would have been able to incur $1.00 of additional Indebtedness pursuant to Section 10.2(a) hereof after giving effect to the incurrence of such Indebtedness pursuant to this clause (12); or (b) the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries would have been greater than such ratio immediately prior to such acquisition, merger, amalgamation, arrangement or consolidation, in each case after giving effect to the incurrence of such Indebtedness pursuant to this clause (12);

(13)     Indebtedness consisting of unpaid insurance premiums owed to any Person providing property, casualty, liability or other insurance to the Company or any Restricted Subsidiary in any fiscal year, pursuant to reimbursement or indemnification obligations to such Person; provided that such Indebtedness is incurred only to defer the cost of such unpaid insurance premiums for such fiscal year and is outstanding only during such fiscal year;

(14)     Indebtedness of the Company, to the extent the net proceeds thereof are substantially concurrently (a) used to purchase Notes tendered in connection with a Change of Control Offer or (b) deposited to defease the Notes pursuant to Section 22 hereof or pursuant to Section 23 hereof;

(15)     Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock of a Subsidiary for the purpose of financing such acquisition;

(16)     Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(17)     Indebtedness owed to a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or Canada in connection with the settlement or other resolution of any claim or dispute which may arise from time to time with any such agency;

(18)     Indebtedness related to surety bonds or cash collateral posted by the Company or any of its Restricted Subsidiaries from time to time in order to secure reclamation obligations;

(19)     Indebtedness of the Company or any of its Restricted Subsidiaries consisting of take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;

(20)     Indebtedness representing deferred compensation to employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business; and

(21)     the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (21), not to exceed, as of any date of incurrence, the greater of (x) $110.0 million and (y) 5.5% of Consolidated Net Tangible Assets as of such date of incurrence.

The Company will not incur, and will not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness will be contractually subordinated in right of payment to the Notes and the applicable Subsidiary Guaranty to at least the same extent as such other Indebtedness; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

For purposes of determining compliance with this Section 10.2, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) above, or is entitled to be incurred pursuant to Section 10.2(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 10.2, Indebtedness under Credit Facilities outstanding on the date on which the Notes are first issued under this Agreement will initially be deemed to have been incurred in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 10.2; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 10.2, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 10.2 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)     the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)     with respect to contingent obligations, the maximum liability upon the occurrences of the contingency giving rise to the obligations;

(3)     with respect to Hedging Obligations, the net amount payable, if any, by such Persons of such Hedging Obligations terminated at that time due to default by such Persons;

(4)     the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(5)     in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)     the Fair Market Value of such assets at the date of determination; and

(B)     the amount of the Indebtedness of the other Person.

Section 10.3     Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens, unless contemporaneously therewith:

(1)     in the case of any Lien securing an obligation that ranks pari passu with the Notes or a guarantee of the Notes, effective provision is made to secure the Notes or such Subsidiary Guaranty, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same assets of the Company or such Restricted Subsidiary, as the case may be; and

(2)     in the case of any Lien securing Indebtedness subordinated in right of payment to the Notes or a Subsidiary Guaranty, effective provision is made to secure the Notes or such Subsidiary Guaranty, as the case may be, with a Lien on the same assets of the Company or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such subordinated Indebtedness.

Section 10.4     Sales of Assets.

(a)     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)     the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)     solely with respect to any Asset Sales of any of the Principal Mine Assets, at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A)     any liabilities of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guaranty) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases the Company or such Restricted Subsidiary from or indemnifies the Company or such Restricted Subsidiary against such liability;

(B)     any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 120 days after such Asset Sale, to the extent of the cash received in that conversion;

(C)     any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that has at that time not been converted in cash or a Cash Equivalent, not to exceed the greater of (x) $80.0 million and (y) 4.00% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value); and

(D)     any stock or assets of the kind referred to in clauses (3) or (5) of the next paragraph of this Section 10.4.

(b)     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its options:

(1)     to repay Indebtedness that is secured by a Lien;

(2)     to repay Obligations under other Indebtedness (other than Disqualified Stock or subordinated Indebtedness), other than Indebtedness owed to the Company or an Affiliate of the Company; provided that the Company shall equally and ratably reduce the Obligations under the Notes through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase their Notes at 100% of the principal amount thereof, plus the accrued but unpaid interest, if any, on the amount of the Notes that would otherwise be prepaid;

(3)     to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(4)     to make a capital expenditure;

(5)     to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(6)     any combination of the foregoing.

provided that, in the case of clauses (1), (3), (4) and (5) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of the date thereof; provided that if any commitment is later canceled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds from the later of (i) the date of such cancelation or termination or (ii) the 365th day after the receipt of such Net Proceeds from the applicable Asset Sale.

Pending the final application of any Net Proceeds, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Agreement.

(c)     Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 10.4(b) hereof will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, within five Business Days thereof, the Company will make an Asset Sale Offer to all holders of Notes and all holders of other Indebtedness that (i) is pari passu with the Notes, and (ii) contemporaneously require the purchase, prepayment or redemption of such Indebtedness with the proceeds of sales of assets in accordance with Section 8.9 hereof to purchase, prepay or redeem the maximum principal amount of Notes and such other pari passu Indebtedness (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds. The Excess Proceeds shall be allocated between the Notes and the other pari passu Indebtedness referred to above on a pro rata basis based on the aggregate amount of such Indebtedness then outstanding. The offer price with respect to the Notes in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer and the contemporaneous offer with respect to any other pari passu Indebtedness contemplated above, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Agreement. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds allocable to the Notes, the Company or its designee will select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of CAD$2,000, or an integral multiple of CAD$1,000 in excess thereof, will be purchased). The remainder of the Excess Proceeds allocable to the other pari passu Indebtedness will be repurchased in a similar manner. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d)     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 8.9 hereof or this Section 10.4, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 8.9 hereof or this Section 10.4 by virtue of such compliance.

Section 10.5     Merger and Consolidation; Successor Corporation Substituted.

(a)     The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)     either:

(A)     the Company is the surviving corporation; or

(B)     the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia, Canada, or any province of Canada; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;

(2)     the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and this Agreement pursuant to agreements reasonably satisfactory to the holders of a majority in principal amount of the Notes;

(3)     immediately after such transaction, no Default or Event of Default exists;

(4)     the Company or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 10.2(a) hereof or (ii) have had a Fixed Charge Coverage Ratio greater than the actual Fixed Charge Coverage Ratio for the Company for such four-quarter period; and

(5)     the Company has delivered to the holders of the Notes an Officer’s Certificate and an Opinion of Counsel, each stating that any such event complies with the foregoing.

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This Section 10.5(a) will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and any one or more of its Restricted Subsidiaries or between or among any one or more of the Company’s Restricted Subsidiaries. Clauses (3) and (4) of this Section10.5(a) will not apply to (i) any merger, amalgamation or consolidation of the Company with or into one of its Restricted Subsidiaries for any purpose or (ii) with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or creating a holding company for the Company and its Restricted Subsidiaries.

(b)     Upon any consolidation or merger or amalgamation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 10.5(a) hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, amalgamation, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Agreement referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Agreement and the Notes with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest, if any, on, the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 10.5(a) hereof.

Section 10.6     Transactions with Affiliates.

(a)     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(1)     the Affiliate Transaction is on terms, taken as a whole, that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)     the Company delivers to the holders of the Notes:

(A)     with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a resolution of the Board of Directors of the Company set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 10.6 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(B)     with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing designated by the Company.

(b)     The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 10.6(a) hereof:

(1)     any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto and the issuance of Equity Interests of the Company (other than Disqualified Stock) to directors and employees pursuant to stock option or stock ownership plans;

(2)     transactions between or among the Company and/or its Restricted Subsidiaries;

(3)     transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)     payment or advancement of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(5)     loans or advances to employees in the ordinary course of business not to exceed $10.0 million in the aggregate at any one time outstanding;

(6)     any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company and the granting of registration and other customary rights in connection therewith;

(7)     Restricted Payments that do not violate Section 10.1 hereof and Permitted Investments;

(8)     any agreement as in effect as of the date of this Agreement, as these agreements may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the holders of Notes in any material respect than the terms of the agreements in effect on the Issue Date;

(9)     any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by, merged into or amalgamated, arranged or consolidated with the Company or any of its Restricted Subsidiaries; provided that such agreement was not entered into in contemplation of such acquisition, merger, amalgamation, arrangement or consolidation and any amendment thereto (so long as any such amendment is not more disadvantageous to the holders of Notes in any material respect than the applicable agreement as in effect on the date of such acquisition, merger, amalgamation, arrangement or consolidation);

(10)     transactions between the Company or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of the Company or any of its Restricted Subsidiaries; provided that such director abstains from voting as a director of the Company or such Restricted Subsidiary, as the case may be, on any matter involving such other Person;

(11)     any transaction or series of related transactions for which the Company or any of its Restricted Subsidiaries receives an opinion as to the fairness to the Company or the applicable Restricted Subsidiary of such transaction or series of related transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national recognized standing;

(12)     any contribution to the common equity capital of the Company;

(13)     the pledge of Equity Interests of any Unrestricted Subsidiary;

(14)     the entering into of any tax sharing, allocation or similar agreement and any payments by the Company (or any direct or indirect parent of the Company) or any of the Restricted Subsidiaries pursuant to any tax sharing, allocation or similar agreement;

(15)     any transaction or series of related transactions between or among the Company and any of its subsidiaries implemented in connection with any corporate restructuring;

(16)     payments to or from, and transactions with, any joint venture in the ordinary course of business; provided that such arrangements are on terms no less favorable to the Company and its Subsidiaries, on the one hand, than to the relevant joint venture partner and its Affiliates, on the other hand, taking into account all related agreements and transactions entered in by the Company and its Subsidiaries, on the one hand, and the relevant joint venture partner and its Affiliates, on the other hand (as determined in good faith by the Board of Directors of the Company); and

(17)     the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of any stockholders agreement, partnership agreement or limited liability company members agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of this Agreement and any similar agreements which it may enter into thereafter, in each case subject to compliance with the other provisions of this Agreement; provided, however, that the existence, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of this Agreement shall only be permitted by this clause (17) to the extent that the terms (taken as a whole) of any such amendment or new agreement are not otherwise materially disadvantageous to the holders of the notes, as determined in good faith by the Board of Directors or senior management of the Company or such Restricted Subsidiary.

Section 10.7     Line of Business. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 10.8     Terrorism Sanctions Regulations. The Company will not, and will not permit any Controlled Entity to, (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly, have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Purchaser, Additional Purchaser or holder to be in violation of any law or regulation applicable to such Purchaser, Additional Purchaser or holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any Purchaser, Additional Purchaser or holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions (any such violation or sanction described in clause (b)(i) or clause (c) with respect to a Purchaser, Additional Purchaser or holder, a “Noteholder Sanctions Violation”). In the event of a Noteholder Sanctions Violation, the relevant holder of Notes shall have those rights and remedies set forth in Section 8.8 in addition to any other rights or remedies that may be available to such holder under this Agreement; provided, however, that if the Company complies with Section 8.8, a Noteholder Sanctions Violation shall not constitute an Event of Default hereunder.

Section 10.9     Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)     pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)     make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)     sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries (it being understood that such transfers shall not include any type of transfer described in clauses (1) and (2) of this Section 10.9(a)).

(b)     The restrictions in Section 10.9(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)     agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of this Agreement (including the Senior Credit Facility) and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings, in the good faith judgment of the Company, (x) are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Agreement and (y) will not materially affect the Company’s ability to make anticipated principal and interest payments on the Notes when due;

(2)     this Agreement, the Notes and the Subsidiary Guaranties;

(3)     agreements governing other Indebtedness permitted to be incurred under Section 10.2 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that in the good faith judgment of the Company, such encumbrances and restrictions will not materially affect the Company’s ability to make anticipated principal and interest payments on the Notes when due;

(4)     applicable law, rule, regulation or order;

(5)     any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred;

(6)     non-assignment provisions in leases, subleases, licenses and other contracts entered into in the ordinary course of business, including, without limitation, any encumbrance or restriction (a) that restricts the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of such lease, license or other contract; and (b) pursuant to provisions restricting the dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

(7)     purchase money obligations for property acquired in the ordinary course of business and Attributable Debt or Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 10.9(a) hereof;

(8)     any agreement for the sale or other disposition of all or a portion of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(9)     Permitted Refinancing Indebtedness; provided that, in the good faith judgment of the Company, the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)     Liens permitted to be incurred under the provisions of Section 10.3 hereof that limit the right of the debtor to dispose of the assets subject to such Liens, including any Permitted Lien;

(11)     provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets that are the subject of such agreements; and

(12)     restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 10.10     Changes in Covenants When Notes Rated Investment Grade.

(a)     If on any date following the date of this Agreement:

(1)     the Notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” as such term is defined in Section (3)(a)(62) of the Exchange Act, selected by the Company as a replacement agency); and

(2)     no Default or Event of Default shall have occurred and be continuing, then, beginning on that day and subject to the provisions of Section 10.10(c), the covenants contained in Sections 9.6, 10.1, 10.2, 10.4, 10.5(a)(4), 10.6, 10.9, and Sections 10.11(1) and (2) of this Agreement will be suspended.

(b)     During any period that the foregoing covenants have been suspended, the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to Section 9.7 hereof or the definition of “Unrestricted Subsidiary.”

(c)     Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the covenants specified in Section 10.10(a) will be reinstituted as of and from the date of such rating decline. Calculations under the reinstated Section 10.1 hereof will be made as if Section 10.1 hereof had been in effect since the date of this Agreement except that no Default or Event of Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended or for any other failure to comply with any suspended covenants during a period when the covenants were suspended. Notwithstanding the foregoing, the continued existence after any reinstitution of the foregoing covenants of obligations arising from transactions that occurred during the period such covenants were suspended shall not constitute a breach of any covenant set forth in this Agreement or cause an Event of Default hereunder.

Section 10.11     Limitations on Sale and Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1)     the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Section 10.2(a) hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 10.3 hereof; and

(2)     the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 10.4 hereof.

Section 11.     Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(1)     any representation or warranty made in writing by or on behalf of the Company or a Restricted Subsidiary or by any officer of the Company or a Restricted Subsidiary in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(2)     any default for 30 consecutive days in the payment when due of interest on the Notes; or

(3)     any default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes; or

(4)     any failure by the Company or any of its Restricted Subsidiaries to comply with Section 10.5(a) or Section 9.10 hereof; or

(5)     any failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to the Company by the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions of Sections 8.7, 10.1, 10.2 or 10.4 hereof; or

(6)     any failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Agreement; or

(7)     any default under any mortgage, hypothec, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Agreement, if that default:

(A)     is caused by a failure to pay principal of, premium on, if any, or interest, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)     results in the acceleration of the February Notes prior to their express maturity; or

(C)     results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; or

(8)     any failure by the Company or any Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, to pay final non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million (net of any amounts covered by insurance policies issued by a reputable and creditworthy insurance company that is not contesting liability for such amounts) , which final non-appealable judgments are not paid, discharged or stayed, for a period of 60 days after such judgment becomes final, and in the event such judgment is covered in full by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

(9)     except as permitted by this Agreement, any Subsidiary Guaranty of a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, is held in any final, non-appealable judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or any Person acting on behalf of any such Subsidiary Guarantor, denies or disaffirms its obligations under its Subsidiary Guaranty; or

(10)     the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)     commences a voluntary case,

(B)     consents to the entry of an order for relief against it in an involuntary case,

(C)     consents to the appointment of a custodian, trustee, receiver, receiver and manager, of it or for all or substantially all of its property,

(D)     makes a general assignment for the benefit of its creditors, or

(E)     generally is unable to pay its debts as they become due; or

(11)     a court of competent jurisdiction enters a final non-appealable order or decree under any Bankruptcy Law that:

(A)     is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B)     appoints a custodian, trustee, receiver, receiver and manager of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C)     orders the liquidation, dissolution, winding-up of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the final non-appealable order or decree remains unstayed and in effect for 90 consecutive days.

Section 12.     Remedies on Default, Etc.

Section 12.1     Acceleration. In the case of an Event of Default specified in clause (9) or (10) of Section 11 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (ii) the premium determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a premium or by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2     Other Remedies. If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise; provided that no holder of a Note shall have the right to accelerate its Notes except in accordance with Section 12.1.

Section 12.3     Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Applicable Premium, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Applicable Premium, if any, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4     No Waivers or Election of Remedies, Expenses, Etc.No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note or any Subsidiary Guaranty upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13.     Registration; Exchange; Substitution of Notes.

Section 13.1     Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2     Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(D)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address, payment instructions and notice address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series originally issued hereunder or pursuant to any Supplement. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $250,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a Series, one Note of such Series may be in a denomination of less than $250,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2, provided, that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by any holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

Section 13.3     Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(D)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(1)     in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser, an original Additional Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(2)     in the case of mutilation, upon surrender and cancellation thereof.

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.     Payments of Notes.

Section 14.1     Place of Payment. Subject to Section 14.2, payments of principal, Applicable Premium, if any, and interest becoming due and payable on the Notes shall be made in lawful money of Canada at 6500 N. Mineral Drive, Suite 200 in Coeur d’Alene, ID. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2     Home Office Payment. So long as any Purchaser or Additional Purchaser or such Purchaser’s nominee or such Additional Purchaser’s nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Applicable Premium, if any, and interest by the method and at the address specified for such purpose for such Purchaser on Schedule A hereto or, in the case of any Additional Purchaser, Schedule A attached to any Supplement pursuant to which such Additional Purchaser is a party, or by such other method or at such other address as such Purchaser or Additional Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or Additional Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or Additional Purchaser or such Person’s nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note.

Section 15.     Expenses, Etc.

Section 15.1     Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses, including, subject to the cap and other conditions set forth in Section 4.7, reasonable attorneys’ fees of counsel for the Purchasers (or any Additional Purchasers) incurred by each Purchaser and each Additional Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement (including any Supplement) or the Notes or any Subsidiary Guaranty (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (including any Supplement) or the Notes or any Subsidiary Guaranty or in responding to any subpoena or other legal process or informal investigative demand by any Governmental Authority issued in connection with this Agreement (including any Supplement) or the Notes or any Subsidiary Guaranty, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any workout or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser, each Additional Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of Notes).

Section 15.2     Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement or the Notes, and the termination of this Agreement or any Supplement.

Section 16.     Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein or in any Supplement shall be deemed given only on the date actually made as to the matters covered thereby on such date but any claims of a breach on such date may be made from after the execution and delivery of this Agreement, such Supplement and the Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any such Note or portion thereof or interest therein and the payment of any Note may be relied upon by any subsequent holder of any such Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any Additional Purchaser or any other holder of any such Note. All statements contained in any certificate delivered by or on behalf of the Company pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Company under this Agreement; provided that the representations and warranties contained in any Supplement shall only be made for the benefit of the Additional Purchasers which are party to such Supplement and the holders of the Notes issued pursuant to such Supplement, including subsequent holders of any Note issued pursuant to such Supplement, and shall not require the consent of the holders of existing Notes. Subject to the preceding sentence, this Agreement (including every Supplement) and the Notes embody the entire agreement and understanding between the Purchasers and the Additional Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.     Amendment and Waiver.

Section 17.1     Amendments and Waivers. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders holding more than 50% in aggregate principal amount of outstanding Notes of each Series affected thereby; provided, however, that without the written consent of all of the holders of each Series affected thereby, no such amendment or waiver shall be effective (i) which will change the time of payment (including any required prepayment) of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments; and provided further; that without the consent of all of the holders, no such amendment or waiver shall be effective which will change (x) the percentage of holders required to consent to any such amendment or waiver of any of the provisions of this Section 17; (y) Section 11(2) or (3) or Section 12 or (z) the principal amount of the Notes that the Purchasers or the Additional Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4. For purposes of any determination pursuant to this Section 17.1, the Initial Notes shall constitute a single Series of Notes and the holders of the Initial Notes shall vote as a single class. Unless otherwise provided in any Supplement, each Series of Additional Notes shall vote as a single class.

(b)     Supplements. Notwithstanding anything to the contrary contained herein, the Company may enter into any Supplement providing for the issuance of one or more Series of Additional Notes consistent with Section 1.2 hereof without obtaining the consent of any holder of any other Series of Notes.

Section 17.2     Solicitation of Holders of Notes.

(1)     Solicitation. The Company will provide each Purchaser, Additional Purchaser and each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser, Additional Purchaser and holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, any Supplement or of the Notes or any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each Purchaser, Additional Purchaser and holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(2)     Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser, Additional Purchaser or holder of Notes (in each case solely in their capacity as a Purchaser, Additional Purchaser or holder of a Note) as consideration for or as an inducement to the entering into by such Purchaser, Additional Purchaser or holder of Notes (in each case solely in their capacity as a Purchaser, Additional Purchaser or holder of a Note) of any waiver or amendment of any of the terms and provisions hereof, of any Supplement, of any Note or of any Subsidiary Guaranty unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each Purchaser, Additional Purchaser and holder of Notes (in each case solely in their capacity as a Purchaser, Additional Purchaser or holder of a Note) then outstanding even if such Purchaser, Additional Purchaser or holder of Notes did not consent to such waiver or amendment.

Section 17.3     Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all Purchaser, Additional Purchaser and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser, Additional Purchaser or the holder of any Note nor any delay in exercising any rights hereunder, under any Note or under any Subsidiary Guaranty shall operate as a waiver of any rights of any Purchaser, Additional Purchaser or holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4     Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any Subsidiary Guaranty, or have directed the taking of any action provided herein, in the Notes or in any Subsidiary Guaranty to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18.     Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(A)     if to a Purchaser or such Purchaser’s nominee, to such Purchaser or such Purchaser’s nominee at the address specified for such communications in Schedule A to this Agreement, or at such other address as such Purchaser or such Purchaser’s nominee shall have specified to the Company in writing pursuant to this Section 18;

(B)     if to an Additional Purchaser or such Additional Purchaser’s nominee, to such Additional Purchaser or such Additional Purchaser’s nominee at the address specified for such communications in Schedule A to any Supplement, or at such other address as such Additional Purchaser or such Additional Purchaser’s nominee shall have specified to the Company in writing;

(C)     if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing pursuant to this Section 18; or

(D)     if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer or Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received. In the case of Notes which are held by holders which have a common investment advisor or are Affiliates of a single Institutional Investor, the Company shall not be required to deliver more than one copy of any notice or other communication to such holders.

Section 19.     Reproduction of Documents.

Subject to Section 20, this Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing or by any Additional Purchaser (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser or any Additional Purchaser, may be reproduced by such Purchaser or such Additional Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser or such Additional Purchaser may destroy any original document so reproduced. Subject to Section 20, the Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser or such Additional Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.     Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser or any Additional Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser or Additional Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or such Additional Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or such Additional Purchaser or any Person acting on such Purchaser’s or such Additional Purchaser’s behalf, (c) otherwise becomes known to such Purchaser or such Additional Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser or such Additional Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser and each Additional Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or such Additional Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser or such Additional Purchaser, provided that such Purchaser or such Additional Purchaser may deliver or disclose Confidential Information to (i) such Purchaser’s or such Additional Purchaser’s directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s or such Additional Purchaser’s Notes), (ii) such Purchaser’s or such Additional Purchaser’s auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser or such Additional Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser or such Additional Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser or such Additional Purchaser, (vii) any nationally recognized rating agency that requires access to information about such Purchaser’s or such Additional Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or such Additional Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser or such Additional Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser or such Additional Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s or such Additional Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser, Additional Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser, Additional Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

Section 21.     Substitution of Purchaser.

Each Purchaser and each Additional Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser or such Additional Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement shall include information regarding such Affiliate, including without limitation, payment instructions and the notice address that would be required under Section 13.2 as if such Affiliate were a purchaser of the Notes under such Section, and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser or such Additional Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser or such original Additional Purchaser. In the event that such Affiliate is so substituted as a Purchaser or an Additional Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser or such original Additional Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” or an “Additional Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser or such original Additional Purchaser, and such original Purchaser or such original Additional Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22.     Legal Defeasance and Covenant Defeasance.

Section 22.1     Option to Effect Legal Defeasance or Covenant Defeasance. The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 22.2 or 22.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Section 22.

Section 22.2     Legal Defeasance and Discharge. Upon the Company’s exercise under Section 22.1 hereof of the option applicable to this Section 22.2, the Company and each of the Subsidiary Guarantors will, subject to the satisfaction of the conditions set forth in Section 22.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guaranties) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guaranties), which will thereafter be deemed to be “outstanding” only for the purposes of Section 22.5 hereof and the other Sections of this Agreement referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guaranties and this Agreement (and the holders, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)     the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest on, such Notes when such payments are due from the trust referred to in Section 22.4 hereof;

(2)     the Company’s obligations with respect to such Notes under Section 8.1 hereof; and

(3)     this Section 22.

Subject to compliance with this Section 22, the Company may exercise its option under this Section 22.2 notwithstanding the prior exercise of its option under Section 22.3 hereof.

Section 22.3     Covenant Discharge. Upon the Company’s exercise under Section 22.1 hereof of the option applicable to this Section 22.3, the Company and each of the Subsidiary Guarantors will, subject to the satisfaction of the conditions set forth in Section 22.4 hereof, be released from each of their obligations under the covenants contained in Sections 8.7, 9.6, 9.7, 10.1 10.2, 10.3, 10.4, 10.6, 10.7, 10.9, 10.10, 10.11, 17.2(2) and 24.1 hereof and clause (a)(4) of Section 10.5 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 22.4 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guaranties, the Company and the Subsidiary Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 11 hereof, but, except as specified above, the remainder of this Agreement and such Notes and Subsidiary Guaranties will be unaffected thereby. In addition, upon the Company’s exercise under Section 22.1 hereof of the option applicable to this Section 22.3, subject to the satisfaction of the conditions set forth in Section 22.4 hereof, Sections 11(4), (5), (6), (7), (8) and (9) hereof will not constitute Events of Default.

Section 22.4     Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 22.2 or 22.3 hereof:

(1)     the Company must irrevocably deposit with an escrow agent, in trust, for the benefit of the holders, cash in Canadian dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)     in the case of an election under Section 22.2 hereof, the Company must deliver to the such escrow agent an opinion of U.S. tax counsel reasonably acceptable to such escrow agent confirming that:

(A)     the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling; or

(B)     since the date of this Agreement, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)     in the case of an election under Section 22.3 hereof, the Company must deliver to the escrow agent an opinion of U.S. tax counsel reasonably acceptable to such escrow agent confirming that the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)     no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)     such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Agreement, the Notes, the Subsidiary Guaranties and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Subsidiary Guarantors are a party or by which the Company or any of the Subsidiary Guarantors are bound;

(6)     the Company must deliver to the escrow agent an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)     the Company must deliver to the escrow agent an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 22.5     Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 22.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the escrow agent (or other qualifying trustee, collectively for purposes of this Section 22.5, the “Escrow Agent”) pursuant to Section 22.4 hereof in respect of the outstanding Notes will be held in trust and applied by the Escrow Agent, in accordance with the provisions of such Notes and this Agreement, to the payment, either directly or through any paying agent (including the Company acting as paying agent) as the Escrow Agent may determine, to the holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Escrow Agent against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 22.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the outstanding Notes.

Notwithstanding anything in this Section 22 to the contrary, the Escrow Agent will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 22.4 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Escrow Agent (which may be the opinion delivered under Section 22.4(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 22.6     Repayment to Company. Any money deposited with the Escrow Agent or any paying agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Escrow Agent or such paying agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Escrow Agent or such paying agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 22.7     Reinstatement. If the Escrow Agent or paying agent is unable to apply any Canadian dollars or non-callable Government Securities in accordance with Section 22.2 or 22.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Subsidiary Guarantors’ obligations under this Agreement and the Notes and the Subsidiary Guaranties will be revived and reinstated as though no deposit had occurred pursuant to Section 22.2 or 22.3 hereof until such time as the Escrow Agent or paying agent is permitted to apply all such money in accordance with Section 22.2 or 22.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Escrow Agent or paying agent.

Section 23.     Satisfaction and Discharge.

Section 23.1     Satisfaction and Discharge. This Agreement will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)     either:

(A)     all Notes that have been issued, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Company for cancellation; or

(B)     all Notes that have not been delivered to the Company for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Escrow Agent pledged solely for the benefit of the holders, cash in Canadian dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Company for cancellation for principal of, premium on, if any, and interest on, the Notes to the date of maturity or redemption;

(2)     in respect of subclause (B) of clause (1) of this Section 23, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)     the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums payable by it under this Agreement; and

(4)     the Company has delivered irrevocable instructions to the Escrow Agent to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Escrow Agent stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Agreement, if money has been deposited with the Escrow Agent pursuant to subclause (B) of clause (1) of this Section 23.1, the provisions of Sections 23.2 and 22.6 hereof will survive. In addition, nothing in this Section 23.1 will be deemed to discharge those provisions of Section 15 hereof, that, by their terms, survive the satisfaction and discharge of this Agreement.

Section 23.2     Application of Escrowed Money. Subject to the provisions of Section 22.6 hereof, all money deposited with the Escrow Agent pursuant to Section 23.1 hereof shall be pledged to pay the Notes and applied by the Escrow Agent, in accordance with the provisions of the Notes and this Agreement and an escrow agreement between the Escrow Agent and the Company, to the payment, either directly or through any paying agent (including the Company acting as its own paying agent) as the Escrow Agent may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Escrow Agent; but such money need not be segregated from other funds except to the extent required by law.

If the Escrow Agent or paying agent is unable to apply any money or Government Securities in accordance with Section 23.1 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Subsidiary Guarantor’s obligations under this Agreement and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 23.1 hereof; provided that if the Company has made any payment of principal of, premium on, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or Government Securities held by the Escrow Agent or paying agent.

Section 24.     Guarantee and Limitation on Guarantor Liability

Section 24.1     Guarantee. Subject to this Section 24, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each holder of a Note, irrespective of the validity and enforceability of this Agreement, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)     the principal of, premium, if any, on, interest and Special Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, interest and Special Interest, if any, on, the Notes, if lawful, and all other obligations of the Company to the holders of the Notes hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)     in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Subsidiary Guarantors hereby agree that their obligations hereunder are primary (and not merely as surety) unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any waiver or consent by any holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Agreement. To the extent the obligations of a Subsidiary Guarantor as guarantor may be subject to the laws of the Civil Code of Québec (Canada), such Subsidiary Guarantor hereby expressly waives and renounces to the benefits of division and discussion.

If any holder of the Notes is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, receiver, receiver and manager, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by such holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the holders of the Notes in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the holders of the Notes, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 12 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Section 12 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Note Guarantee. The Subsidiary Guarantors will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the holders of the Notes under the Note Guarantee.

Section 24.2     Limitation on Subsidiary Guarantor Liability. Each Subsidiary Guarantor, and by its acceptance of Notes, each holder of the Notes, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the holders of the Notes and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Section 24, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 24.3     Execution and Delivery of Note Guarantee. To evidence its Note Guarantee set forth in Section 24.1 hereof, each Subsidiary Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit 2.1 hereto will be endorsed by an Officer of such Guarantor on each Note and that this Agreement will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 24.1 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

The delivery of any Note by the Company, will constitute due delivery of the Note Guarantee set forth in this Agreement on behalf of the Guarantors.

Section 25.     Merger and Consolidation and Release of Subsidiary Guarantors.

Section 25.1     Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in Section 25.2 hereof, a Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge or amalgamate with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Company or another Subsidiary Guarantor, unless:

(1)     immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)     either:

(A)     subject to Section 25.2 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger or amalgamation unconditionally assumes all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty and this Agreement on the terms set forth herein or therein, pursuant to a supplemental indenture satisfactory to the Required Holders; or

(B)     the Net Proceeds of such asset sale or other disposition, consolidation or merger or amalgamation are applied in accordance with the applicable provisions of this Agreement, including without limitation, Section 10.4 hereof.

In case of any such consolidation, merger, amalgamation, sale or conveyance and upon the assumption by the successor Person, by supplemental agreement or joinder to, or assignment and assumption of, the applicable Subsidiary Guaranty, executed and delivered to the Purchasers and satisfactory in form to the Purchasers, and the due and punctual performance of all of the covenants and conditions of this Agreement and the Subsidiary Guarantor to be performed by such Subsidiary Guarantor, such successor Person will succeed to and be substituted for such Subsidiary Guarantor with the same effect as if it had been named herein and therein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guaranties which theretofore shall not have been signed by the Subsidiary Guarantor and delivered to the Purchasers. All the Subsidiary Guaranties so issued will in all respects have the same legal rank and benefit under this Agreement as the Subsidiary Guaranties theretofore and thereafter issued in accordance with the terms of this Agreement as though all of such Subsidiary Guaranties had been issued at the date of the execution hereof.

Except as set forth in Sections 9 and 10 hereof, and notwithstanding clauses 2(A) and (B) above, nothing contained in this Agreement or in any of the Notes will prevent any consolidation or merger or amalgamation of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or will prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 25.2     Releases.

(a)     The Subsidiary Guaranty of a Subsidiary Guarantor will be released:

(1)     in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor, by way of merger, amalgamation, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 10.4 hereof;

(2)     in connection with any sale or other disposition of Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 10.4 hereof and the Subsidiary Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

(3)     if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Agreement;

(4)     if the Subsidiary Guarantor ceases to be a borrower or guarantor under all Credit Facilities and is released or discharged from all obligations thereunder and such Subsidiary Guarantor is released or discharged from its Guaranty of any other Indebtedness of the Company in excess of $10.0 million in aggregate principal amount, including the Guaranty that resulted in the obligation of such Subsidiary Guarantor to Guaranty the Notes; provided that if such Person has incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under Section 10.2 hereof, such Subsidiary Guarantor’s obligations under such Indebtedness, as the case may be, so incurred are satisfied in full and discharged or are otherwise permitted to be incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under Section 10.2 hereof; or

(5)     upon Legal Defeasance or Covenant Defeasance in accordance with Section 22 hereof or satisfaction and discharge of this Agreement in accordance with Section 23 hereof.

(b)     Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guaranty as provided in this Section 25 will remain liable for the full amount of principal of, premium on, if any, and interest on, the Notes and for the other obligations of any Subsidiary Guarantor under this Agreement and Subsidiary Guaranties as provided in the Subsidiary Guaranty of such Subsidiary Guarantor.

Section 26.     Miscellaneous.

Section 26.1     Successors and Assigns. All covenants and other agreements contained in this Agreement (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 26.2     Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.2 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), (x) subject to clause (y), any payment of interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day, and (y) any payment of principal of or premium on any Note (including principal due on the Maturity Date of such Note) that is due on a date other than a Business Day shall be made on the next succeeding Business Day including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

Section 26.3     Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement or any Supplement, and either the Company or the Required Holders shall so request, the holders of the Notes and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Company shall provide to the holders of the Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirements made before and after giving effect to such change in GAAP.

Section 26.4     Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 26.5     Construction, etc.Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

For purposes of any assets, liabilities or entities located in the Province of Québec, Canada and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” includes “movable property”, (b) “real property” or “real estate” includes “immovable property”, (c) “tangible property” includes “corporeal property”, (d) “intangible property” includes “incorporeal property”, (e) “security interest”, “mortgage” and “lien” includes a “hypothec”, “right of retention”, “prior claim” and a resolutory clause, (f) all references to filing, registering or recording under the Uniform Commercial Code or a Personal Property Security Act includes publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” liens or security interest includes a reference to an “opposable” or “set up” lien or security interest as against third parties, (h) any “right of setoff” or similar expression includes a “right of compensation”, (i) “goods” includes “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” includes a “mandatary”, (k) “joint and several” includes “solidary”; (l) “beneficial ownership” includes “ownership on behalf of another as mandatary”; (m) “easement” includes “servitude”; (n) “priority” includes “prior claim”; (o) “survey” includes “certificate of location and plan”; (p) “state” includes “province”; and (q) “accounts” includes “claims”.

Section 26.6     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 26.7     Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT, THE NOTES AND THE SUBSIDIARY GUARANTIES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 26.8     Jurisdiction and Process; Waiver of Jury Trial. (a)   The Company and each Subsidiary Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in New York New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company and each Subsidiary Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)     The Company and each Subsidiary Guarantor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 26.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company and each Subsidiary Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)     Nothing in this Section 26.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company and the Subsidiary Guarantors in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)     The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Section 26.9     Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement, the Notes or any other related document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Agreement, the Notes or any other related document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day on which judgment is given. The Company and each of the Subsidiary Guarantors, jointly and severally, agree that their obligations in respect of any amount due and payable in the Currency Due shall, notwithstanding any judgment expressed or payment made in the Judgment Currency be discharged only to the extent that, on the Business Day following receipt of any sums so paid or adjudged in the Judgment Currency, the relevant Purchaser, in accordance with normal banking procedure, may purchase in the relevant money market, the Currency Due with the amount of the Judgment Currency so paid or adjudged to be due; and, if the amount of the Currency Due so purchased is less than the amount originally due in the Currency Due, than the Company and each of the Subsidiary Guarantors, jointly and severally, agree, as a separate obligation and notwithstanding any such payment or judgment, to indemnify the affected Purchaser against such loss and, if the amount of the Currency Due so purchased is greater than the amount original due in the Currency Due, the affected Purchaser shall notwithstanding any such payment or judgment, remit to the Company on demand any such excess.

Section 26.10     English Language. The parties hereto acknowledge and confirm that they have requested that this Agreement as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux présentes reconnaissent et confirment qu’elles ont convenu que la présente convention ainsi que tous les avis et documents qui s’y rattachent soient rédigés dans la langue anglaise.

* * * * *

The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Very truly yours,

Hecla Mining Company

By:
Name:
Title:

Signature Page to Note Purchase Agreement

Accepted as of the date first written above.

Investissement Québec

By:
Name:
Title:

Signature Page to Note Purchase Agreement

Accepted as of the date first written above.

Hecla Alaska LLC,

a Delaware limited liability company

By:  Hecla Limited,
        its Managing Member

By:
Name:
Title:

Hecla Greens Creek Mining Company, a

Delaware corporation

By:
Name:
Title:

Hecla Juneau Mining Company,
a Delaware corporation

By:
Name:
Title:

Hecla Limited,
a Delaware corporation

By:
Name:
Title:

Burke Trading Inc.,
a Delaware corporation

By:
Name:
Title:

Signature Page to Note Purchase Agreement

Hecla Admiralty Company,
a Delaware corporation

By:
Name:
Title:

Silver Hunter Mining Company,
a Delaware corporation

By:
Name:
Title:

Rio Grande Silver, Inc., a Delaware corporation

By:
Name:
Title:

Hecla Silver Valley, Inc., a Delaware

corporation

By:
Name:
Title:

Hecla MC Subsidiary, LLC,
a Delaware limited liability company

By:
Name:
Title:

Signature Page to Note Purchase Agreement

Hecla Montana, Inc., a Delaware corporation

By:
Name:
Title:

Revett Silver Company, a Montana corporation

By:
Name:
Title:

Troy Mine Inc., a Montana corporation

By:
Name:
Title:

RC Resources, Inc., a Montana corporation

By:
Name:
Title:

Revett Exploration, Inc., a Montana corporation

By:
Name:
Title:

Revett Holdings, Inc., a Montana corporation

By:
Name:
Title:

Signature Page to Note Purchase Agreement

Mines Management, Inc.,
an Idaho corporation

By:
Name:
Title:

Newhi, Inc.,
a Washington corporation

By:
Name:
Title:

Montanore Minerals Corp.,
a Delaware corporation

By:
Name:
Title:

Signature Page to Note Purchase Agreement

Klondex Holdings (USA) Inc.,
a Nevada corporation

By:
Name:
Title:

Klondex Gold & Silver Mining Company,
a Nevada corporation

By:
Name:
Title:

Klondex Midas Holdings Limited,
a Nevada corporation

By:
Name:
Title:

Klondex Midas Operations Inc.,
a Nevada corporation

By:
Name:
Title:

Klondex Aurora Mine Inc.,
a Nevada corporation

By:
Name:
Title:

Signature Page to Note Purchase Agreement

Klondex Hollister Mine Inc.,
a Nevada corporation

By:
Name:
Title:

Hecla Quebec Inc.,
a corporation formed under the laws of Canada

By:
Name:
Title:

Signature Page to Note Purchase Agreement

SCHEDULE A

Information Relating to Purchasers

	Name and Address of Purchaser	Principal Amount of Initial Notes to be Purchased

	Investissement Québec Bureau 1500, 600, rue de la Gauchetière Ouest Montréal (Québec) H3B 4L8	CAD$50,000,000 (Face Value)

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: [●]
(2)

Address for all notices related to payments:
Bureau 1500, 600, rue de la Gauchetière Ouest
Montréal (Québec) H3B 4L8

Attention to : Vice-présidence, affaires juridiques et secrétariat de la Société

Email: affaires.juridiques@invest-quebec.com

(3)

Address for all other communications and notices:
Bureau 1500, 600, rue de la Gauchetière Ouest
Montréal (Québec) H3B 4L8

Attention to : Vice-présidence, affaires juridiques et secrétariat de la Société

Email: affaires.juridiques@invest-quebec.com

(4)	Address for Delivery of Notes: Bureau 1500, 600, rue de la Gauchetière Ouest Montréal (Québec) H3B 4L8 Attention to : [●] Email : [●]

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acquired Debt” means, with respect to any specified Person:

(1)     Indebtedness of any other Person existing at the time such other Person is merged or consolidated with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)     Indebtedness secured by a Lien encumbering any asset acquired by such specified Person at the time of such asset’s acquisition.

“Additional Notes” is defined in Section 1.2.

“Additional Purchasers” is defined in Section 1.2.

“Affected Note” is defined in Section 8.8(a).

“Affected Noteholder” is defined in Section 8.8(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person (other than a Person eligible to report such ownership on Schedule 13G under the Exchange Act) will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliated Transactions” is defined in Section 10.6.

“Agreement” is defined in the introductory paragraph hereof.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Applicable Canadian Securities Laws” means the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of the applicable Canadian securities regulatory authority.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)     1.0% of the principal amount of the Note; or

(2)     the excess of:

(a)     the present value at such redemption date of (i) the redemption price of the Note at July 9, 2023 (such redemption price being set forth in the table appearing in Section 3.07(d) hereof) plus (ii) all required interest payments due on the Note through July 9, 2023 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)     the principal amount of the Note.

The Applicable Premium shall be calculated by the Company.

“Asset Sale” means:

(1)     the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 8.9 hereof and/or the provisions of Section 10.5 hereof and not by the provisions of Section 10.4 hereof; and

(2)     the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)     any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20.0 million;

(2)     a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3)     an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)     the sale, lease or other transfer of products, services or accounts receivable in the ordinary course of business (including sales under forward contracts) and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(5)     the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(6)     any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7)     the granting of Liens not prohibited by Section 10.3 hereof;

(8)     the sale or other disposition of cash or Cash Equivalents;

(9)     a Restricted Payment that does not violate Section 10.1 hereof or a Permitted Investment;

(10)     any exchange of assets for assets (including a combination of assets (which assets may include Capital Stock or any securities convertible into, or exercisable or exchangeable for, Capital Stock, but which assets may not include any Indebtedness) and Cash Equivalents) related to a Permitted Business of comparable or greater market value or usefulness to the business of the Company and its Restricted Subsidiaries, taken as a whole, which in the event of an exchange of assets with a Fair Market Value in excess of (a) $15.0 million shall be evidenced by an Officer’s Certificate and (b) $30.0 million shall be set forth in a resolution approved by at least a majority of the members of the Board of Directors of the Company; provided that the Company shall apply any cash or Cash Equivalents received in any such exchange of assets as described in Section 10.4(b) hereof;

(11)     dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(12)     the issuance by a Restricted Subsidiary of preferred stock that is permitted by Section 10.2 hereof;

(13)     any sale of Capital Stock or Indebtedness or other securities of an Unrestricted Subsidiary;

(14)     sales of assets received by the Company or any Restricted Subsidiary upon foreclosures on a Lien;

(15)     the unwinding of any Hedging Obligations (including sales under forward contracts);

(16)     any dispositions to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements;

(17)     the lease or sublease of office space;

(18)     the abandonment, farm-out, lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(19)     with respect to dispositions of precious metals pursuant to a royalty or precious metals streaming agreement or similar transaction, payments made to the Company or a Restricted Subsidiary directly in respect of minerals or mineral credits delivered to the counterparty of such agreement pursuant to the terms of such agreement (excluding any front-end payments or deposits payable thereunder); and

(20)     dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceeds and exclusive of factoring or similar arrangements.

“Asset Sale Offer” is defined in Section 8.9(1).

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Aurizon Transaction” means the amalgamation with Aurizon Mines Ltd. (together with any and all other actions related thereto).

“Bankruptcy Law” means Title 11, U.S. Code, the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-Up and Restructuring Act (Canada) or any similar federal, state or provincial law for the relief of debtors.

“Blocked Person” is defined in Section 5.16(a).

“Board of Directors” means:

(1)     with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)     with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)     with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or if such limited liability company is manager-managed, the managers thereof or any committee of Persons constituting the manager thereof; and

(4)     with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Called Principal” is defined in Section 8.6.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid or terminated by the lessee without payment of a penalty.

“Capital Stock” means:

(1)     in the case of a corporation, corporate stock;

(2)     in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)     in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)     any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)     United States dollars, Canadian dollars and Mexican pesos or such other local currencies held by the Company and its Subsidiaries, or in a demand deposit account in the name of the Company or any Subsidiary, from time to time in the ordinary course of business;

(2)     securities issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality of the United States or Canadian government (provided that the full faith and credit of the United States or Canada, as the case may be, is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)     certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition and bankers’ acceptances with maturities not exceeding six months, in each case, with any lender party to the Senior Credit Facility or with any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or better by either S&P or Moody’s, or carrying the equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments generally, and having combined capital and surplus in excess of $500.0 million (or its foreign currency equivalent); provided that Cash Equivalents may include certificates of deposit and eurodollar time deposits at a commercial bank that does not meet the ratings or capital requirements set forth above, in an aggregate amount at any time outstanding, not to exceed, as of any date of calculation, $1.0 million;

(4)     repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)     commercial paper having one of the two highest ratings obtainable from Moody’s or S&P, or carrying the equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments and, in each case, maturing within one year after the date of acquisition; and

(6)     money market funds, the investment policies of which require at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)     the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)     the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)     the consummation of any transaction (including, without limitation, any merger, amalgamation or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(4)     the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Change of Control Offer” is defined in Section 8.7(a).

“Change of Control Payment” is defined in Section 8.7(a).

“Change of Control Payment Date” is defined in Section 8.7(a)(ii).

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Hecla Mining Company, a Delaware corporation, and any successor obligor to its obligations under this Agreement and the Notes.

“Company Disclosure Schedule” is defined in Section 5.

“Confidential Information” is defined in Section 20.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)     provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)     the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)     any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were taken into account in computing such Consolidated Net Income; plus

(4)     depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(5)     all unusual or non-recurring charges or expenses and all restructuring charges; minus

(6)     any foreign currency translation gains (including gains related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus

(7)     non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; plus

(8)     losses (and minus gains) on Assets Sales, disposals or abandonments; plus

(9)     all costs incurred in connection with the offering of the notes and the subsequent exchange offer (and any amendment or other modification of notes or the exchange notes), the Senior Credit Facility; plus

(10)     any expenses or charges (other than depreciation, amortization or depletion expense) related to any Equity Offering, Permitted Investment, merger, amalgamation, consolidation, arrangement, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful); plus

(11)     losses from discontinued operations;

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (and loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)     all extraordinary gains and losses and all gains and losses realized in connection with any Asset Sale or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain or loss, will be excluded;

(2)     the net income (and loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3)     solely for the purpose of determining the amount available for Restricted Payments under Section 10.1(a)(3)(A) hereof, the net income (and loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to the Company or another Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(4)     the cumulative effect of a change in accounting principles will be excluded;

(5)     non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133 will be excluded;

(6)     any amortization of deferred charges resulting from the application of Accounting Standards Codification 470-20—Debt With Conversion and Other Options will be excluded;

(7)     any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case pursuant to GAAP, will be excluded;

(8)     any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, director or employees will be excluded;

(9)     any income (loss) for such period attributable to the early extinguishment of Indebtedness, Hedging Obligations (other than Hedging Obligations associated with the Company’s concentrate shipments) or other derivative instruments will be excluded; and

(10)     the effects of adjustments in the inventory, property and equipment, software, goodwill, other intangible assets and in process research and development, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition after the date of this Agreement or the amortization or write-off of any amounts thereof, net of taxes, will be excluded, as will impairment charges whether or not derived therefrom.

“Consolidated Net Tangible Assets” means, as of any date, the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent consolidated balance sheet of the Company that is available internally, minus all current liabilities of the Company and its Restricted Subsidiaries reflected on such consolidated balance sheet and minus total goodwill and other intangible assets of the Company and its Restricted Subsidiaries reflected on such consolidated balance sheet, all calculated on a consolidated basis in accordance with GAAP; provided that, for purposes of calculating “Consolidated Net Tangible Assets” for purposes of testing the covenants under this Agreement in connection with any transaction, the total consolidated assets, current liabilities, total goodwill and other intangible assets of the Company and its Restricted Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination, including any such transactions occurring on the date of determination.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)     was a member of such Board of Directors on the date of this Agreement; or

(2)     was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Controlled Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 20% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 20% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Controlled” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Covenant Defeasance” is defined in Section 22.3.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities, indentures or debt security or note issuances, in each case, with banks, investment banks, insurance companies, mutual funds or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, other borrowings, debt securities or note issuances, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Deemed Capitalized Leases” means obligations of the Company or any Restricted Subsidiary of the Company that are classified as “capital lease obligations” under GAAP due to the application of ASC Topic 840 or any subsequent pronouncement having similar effect and, except for such regulation or pronouncement, such obligation would not constitute a Capital Lease Obligation.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is designated as “Designated Non-cash Consideration” pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration.

“Discounted Value” is defined in Section 8.6.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 10.1 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends, expenses and indemnification obligations.

“Environmental Laws” means any and all federal, state, provincial, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, licenses or governmental restrictions relating to pollution and the protection or quality of the environment or the release of any materials or substances into the environment, including but not limited to those related to Hazardous Materials.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock prior to its conversion or exchange).

“Equity Offering” means a public or private sale for cash either (1) of Equity Interests of the Company by the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) or (2) of Equity Interests of a direct or indirect parent entity of the Company (other than to the Company or a Subsidiary of the Company) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Excess Proceeds” is defined in Section 10.4(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execution Date” is defined in Section 3.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than the Senior Credit Facility and Indebtedness described in clauses (3), (4), (6), (7), (8), (9), (10), (11), (12) or (13) of Section 10.2(b) hereof) in existence on the date of this Agreement, until such amounts are repaid.

“Face Value” means the aggregate principal amount of the Initial Notes prior to applying the Premium Value. Such principal amount, in the aggregate, as of the Closing shall be CAD$50,000,000.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party. Fair Market Value shall be conclusively determined in good faith by (i) the Company’s Board of Directors and set forth in a resolution of the Company’s Board of Directors or (ii) if an Officer of the Company determines in good faith that the Fair Market Value is less than $50.0 million, an Officer of the Company and set forth in an Officer’s Certificate.

“February Notes” means the Company’s 7.250% Senior Notes due 2028 that were issued pursuant to that certain First Supplemental Indenture, dated as of February 19, 2020, among the Company and certain of the Company’s subsidiaries listed on the signature pages thereof, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to the Indenture, dated as of February 19, 2020, between the Company and the Trustee.

“February Note Premium” is the trading value, expressed as a percentage, of the February Notes, as of the close of business on the Business Day immediately prior to the Closing.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (determined in accordance with Regulation S-X under the Securities Act, but including any Pro Forma Cost Savings) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)     acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, amalgamations or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (in accordance with Regulation S-X under the Securities Act, but including all Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;

(2)     the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)     the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)     any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)     any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)     if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)     the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments (other than any non-cash interest income or expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations (but excluding any interest expense attributable to Deemed Capitalized Leases), imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)     the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)     any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guaranty or Lien is called upon; plus

(4)     the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus

(5)     any amortization of deferred charges resulting from the application of Accounting Standards Codification 470-20—Debt With Conversion and Other Options that may be settled in cash upon conversion (including partial cash settlement).

“Force Majeure Event” means any delay or failure by a party to perform its obligations under Section 9.12 due to (i) abnormal inclement weather, acts of terrorism, military war (whether declared or not), national conflicts, foreign enemy or hostile governmental action, civil commotion, Public Health Emergency, strikes, lockouts or labor disputes, boycotts or work stoppages not caused by such party as is claiming a Force Majeure Event or its contractors or subcontractors, unavailability of materials or supplies, natural disasters such as earthquakes, hurricanes or floods, acts of God, fire or other casualty, in each case only to the extent that such delay or failure is beyond the reasonable control of such party and could not have been prevented by the exercise of reasonable diligence by such party and (ii) significant and prolonged decreases in the price of gold such that further investment would have a negative impact on the net asset value of the Casa Berardi Mine as validated by financial analysis to the satisfaction of the Purchaser.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Governmental Action” is defined in Section 5.7.

“Governmental Authority” means

(a)     the government of

(i)     the United States of America or any state or other political subdivision thereof, or

(ii)     Canada or any province or political subdivision thereof, or

(iii)     any other jurisdiction in which the Company or any Restricted Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Restricted Subsidiary, or

(b)     any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Government Securities” means securities that are:

(1)     direct obligations of Canada for the timely payment of which its full faith and credit is pledged; or

(2)     obligations of a Person controlled or supervised by and acting as an agency or instrumentality of Canada, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by Canada, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Guaranty” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hazardous Materials” means any and all pollutants, contaminants, toxic or hazardous materials or wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hecla Public Disclosure Record” means all documents filed or furnished under applicable securities laws by or on behalf of the Company on SEDAR or EDGAR between January 1, 2019 and the date hereof.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)     interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)     commodity futures or forward contracts, commodity swaps and commodity options;

(3)     other agreements or arrangements designed to manage interest rates or interest rate risk; and

(4)     other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices or availability (including both physical and financial settlement transactions).

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“INHAM Exemption” is defined in Section 6.2(5).

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)     in respect of borrowed money;

(2)     evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)     in respect of banker’s acceptances;

(4)     representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)     representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)     representing any net obligation under any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP, but excluding Deemed Capitalized Leases. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guaranty by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness. Notwithstanding the foregoing, money borrowed and set aside at the time of the incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness”; provided that such money is held to secure the payment of such interest.

In addition, “Indebtedness” of the Company and its Restricted Subsidiaries shall include (without duplication) Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of the Company and its Restricted Subsidiaries if:

(1)     such Indebtedness is the obligation of a partnership or joint venture that is not a Subsidiary of the Company (a “Joint Venture”);

(2)     the Company or any of its Restricted Subsidiaries is a general partner of the Joint Venture (a “General Partner”); and

(3)     there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of the Company or any of its Restricted Subsidiaries; and then such Indebtedness shall be included in an amount not to exceed:

(a)     the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of the Company or any of its Restricted Subsidiaries; or

(b)     if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to the Company or any of its Restricted Subsidiaries, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Initial Notes” is defined in Section 1.1.

“Institutional Investor” means (a) any original Purchaser or Additional Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates more than $1,000,000 of the aggregate principal amount of the Notes then outstanding), (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other, similar financial institution or entity, regardless of legal form and (d) any Related Fund of any holder of any Note.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guaranties or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and any advance payments made to vendors of goods or services used in the ordinary course of business that are made prior to the delivery of the applicable good or service), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 10.1(c) hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 10.1(c) hereof. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” is July 9, 2020, the date on which the Initial Notes were originally issued.

“Legal Defeasance” is defined in Section 22.2.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, hypothec, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes including a Personal Property Security Act and the Civil Code of Québec) of any jurisdiction.

“Material” means material in relation to the business, results of operations, or financial condition of the Company and its Restricted Subsidiaries taken as a whole.

“Material Adverse Effect” means (a) a material adverse effect on the business, results of operations, or financial condition, of the Company and its Restricted Subsidiaries taken as a whole, or (b) the occurrence of any event or condition which will prevent the Company or the Subsidiary Guarantors from paying their obligations under this Agreement (including any Supplement) and the Notes, or (c) a material adverse effect on the validity or enforceability of this Agreement (including any Supplement), the Notes or the Subsidiary Guaranty.

“Maturity Date” shall (i) mean July 9, 2025 with respect to the Initial Notes and (ii) have the meaning set forth in the applicable Supplement with respect to any other Series of Notes.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but excluding any royalty payments or other future stream of payments relating to precious metals), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, and taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established by the Company or such Restricted Subsidiary in good faith.

“Non-Recourse Debt” means Indebtedness:

(1)     as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)     as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Notes” is defined in Section 1.1.

“Noteholder Sanctions Notice” is defined in Section 8.8(a).

“Noteholder Sanctions Violation” is defined in Section 10.8.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.

“Offer Amount” is defined in Section 8.9(2).

“Offer Period” is defined in Section 8.9(2).

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or an Assistant Treasurer, or the Secretary of the Company or an Assistant Secretary, except that with respect to any annual compliance certificate delivered pursuant to this Agreement, such term means only the Chief Executive Officer, the Chief Financial Officer, or the Chief Accounting Officer of the Company.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Purchasers. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Payment Default” is defined in Section 11(7)(A).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Business” means:

(1)     the acquisition, exploration, development, operation and disposition of mining and precious or base metal processing properties and assets;

(2)     any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of this Agreement; and

(3)     any other business that is the same as, or reasonably related, ancillary or complementary to, the businesses described in clauses (1) and (2) above.

“Permitted Business Investments” means Investments made in (A) the ordinary course of, or of a nature that are customary in, the mining business as a means of exploiting, exploring for, acquiring, developing, processing, gathering, producing, transporting or marketing gold, silver or other precious or base metals and metal by-products used, useful or created in the mining business, including through agreements, acquisitions, transactions, interests or arrangements which permit one to share (or have the effect of sharing) risks or costs, comply with regulatory requirements regarding ownership or satisfy other customary objectives in the mining business, and in any event including, without limitation, Investments made in connection with or in the form of (i) direct or indirect ownership interests in mining properties, gathering or upgrading systems or facilities and (ii) operating agreements, development agreements, area of mutual interest agreements, pooling agreements, service contracts, joint venture agreements, partnership or limited liability company agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto; and (B) Persons engaged in a Permitted Business.

“Permitted Investments” means:

(1)     any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)     any Investment in Cash Equivalents;

(3)     any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)     such Person becomes a Restricted Subsidiary of the Company; or

(b)     such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)     any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 10.4 hereof;

(5)     any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)     any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;

(7)     Investments represented by Hedging Obligations;

(8)     repurchases of the Notes;

(9)     (i) any guarantee of Indebtedness permitted to be incurred by Section 10.2 hereof; provided that if such Indebtedness can only be incurred by the Company or Subsidiary Guarantors, then such guarantees are only permitted by this clause to the extent made by the Company or a Subsidiary Guarantor, and (ii) performance guarantees with respect to obligations incurred by the Company or any of its Restricted Subsidiaries that are permitted by this Agreement;

(10)     any Investment existing on, or made pursuant to binding commitments existing on, the date of this Agreement and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Agreement; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of this Agreement or (b) as otherwise permitted under this Agreement;

(11)     Investments acquired after the date of this Agreement as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 10.5 hereof after the date of this Agreement to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(12)     Permitted Business Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding not to exceed, as of the date any such Investment is made, the greater of (x) $325.0 million and (y) 16.25% of Consolidated Net Tangible Assets as of the date of such Investment;

(13)     Guaranties by the Company or any Restricted Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Restricted Subsidiary in the ordinary course of business;

(14)     receivables owing to the Company or any Restricted Subsidiary and prepaid expenses created or acquired in the ordinary course of business;

(15)     Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(16)     Investments in escrow or trust funds in the ordinary course of business;

(17)     Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; and

(18)     other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding not to exceed, as of the date of such Investment, the greater of (x) $110.0 million and (y) 5.5% of Consolidated Net Tangible Assets as of the date of such Investment.

“Permitted Liens” means:

(1)     Liens on assets of the Company or any of its Restricted Subsidiaries securing the Indebtedness permitted to be incurred under Section 10.2(b)(1);

(2)     Liens on assets of the Company or any of its Restricted Subsidiaries securing Indebtedness consisting of Hedging Obligations or Treasury Management Arrangements;

(3)     Liens in favor of the Company or its Restricted Subsidiaries;

(4)     Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Company or such merger, amalgamation or consolidation and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company;

(5)     Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

(6)     Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(7)     Liens to secure Indebtedness represented by Capital Lease Obligations (other than Deemed Capitalized Leases), mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness, when taken together with all other Indebtedness secured pursuant to this clause (7), not to exceed, as of any date of incurrence, the greater of (x) $85.0 million and (y) 4.25% of Consolidated Net Tangible Assets as of such date of incurrence; provided that such Liens apply only to the assets acquired with or financed by such Indebtedness;

(8)     Liens existing on the date of this Agreement (other than Liens permitted under clause (1));

(9)     Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10)     Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(11)     survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair the use of said properties in the operation of the business of such Person;

(12)     Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(13)     Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a)     the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and

(b)     the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(14)     Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(15)     filing of Uniform Commercial Code (or equivalent statutes, including a Personal Property Security Act and the Civil Code of Québec) financing statements (or equivalent instruments) as a precautionary measure in connection with operating leases;

(16)     bankers’ Liens, rights of setoff, Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings;

(17)     Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(18)     Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade-related letters of credit permitted under Section 4.9 hereof issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19)     grants of intellectual property licenses (including software and other technology licenses) in the ordinary course of business;

(20)     Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(21)     Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(22)     deposits made in the ordinary course of business to secure liability to insurance carriers;

(23)     with respect to any lease or sublease entered into by the Company or any Restricted Subsidiary in the ordinary course of business as a lessee, tenant, subtenant or other occupant, mortgages, obligations, liens and other encumbrances incurred, created or assumed or permitted to exist and arising by, through or under a landlord or sublandlord of such leased real property encumbering such landlord’s or sublandlord’s interest in such leased real property;

(24)     Liens incurred in connection with surety bonds or cash collateral posted by the Company or any of its Restricted Subsidiaries from time to time in order to secure reclamation obligations;

(25)     all reservations in the original grant of mineral rights in any lands and premises or any interests therein and all statutory exceptions, qualifications and reservations in respect of title;

(26)     Liens on the assets of any Restricted Subsidiary of the Company that is not a Guarantor and which secure Indebtedness or other obligations of such Restricted Subsidiary (or of another Restricted Subsidiary that is not a Guarantor) that are permitted to be incurred under Section 4.9 hereof;

(27)     other Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations in an aggregate principal amount at any time outstanding, when taken together with all other Indebtedness secured pursuant to this clause (27), not to exceed, as of any date of incurrence, the greater of (x) $110.0 million and (y) 5.5% of Consolidated Net Tangible Assets as of such date of incurrence; and

(28)     Liens securing the Escrow Account for the benefit of the Holders of the Notes.

Liens to secure Credit Facilities will be deemed to have been incurred in reliance on clause (1) of this definition of “Permitted Liens.”

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)     the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)     such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the Notes;

(3)     if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)     such Indebtedness is incurred either by the Company or by the Restricted Subsidiary of the Company that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors or guarantors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability or, in respect of Canadian operations, any plan that provides pension benefits under applicable Canadian law in respect of any individual’s employment in Canada or a province or territory thereof that is or, within the preceding five years, has been established or maintained, or to which contributions are made or required to be made by the Company or any Subsidiary.

“Premium Value” means, with respect to any Initial Note, 96.4785% of the Face Value of such Initial Note.

“Principal Mine Assets” means the Lucky Friday mine located in Mullan, Idaho, the Greens Creek mine located in Admiralty Island, Alaska and the Casa Berardi mine located in Quebec, Canada, in each case, as described in the Prospectus.

“Pro Forma Cost Savings” means, with respect to any four-quarter period, the reduction in net costs and expenses that:

(1)     the Company determines in good faith were directly attributable to an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date;

(2)     were actually implemented prior to the Calculation Date in connection with or as a result of an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action and that are supportable and quantifiable by the underlying accounting records; or

(3)     relate to an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action and that the Company reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of the closing of the acquisition, Investment, disposition, merger, consolidation or discontinued operation or specified action.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.7(c).

“Proposed Sanctions Prepayment Date” is defined in Section 8.8(b).

“Prospectus” means the prospectus supplement, dated February 13, 2020, relating to the sale of the Company’s 7.250% Senior Notes Due 2028, together with the base prospectus, dated February 22, 2019 referenced therein.

“PTE” is defined in Section 6.2(1).

“Public Health Emergency” means an occurrence or imminent threat of an illness or health condition, caused by bio terrorism, epidemic or pandemic disease, or novel and highly fatal infectious agent or biological toxin, that poses a substantial risk of a significant number of human facilities or incidents or permanent or long-term disability.

“Purchase Date” is defined in Section 8.9(2).

“Purchase Period” is defined in Section 2.1.

“Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“QPAM Exemption” is defined in Section 6.2(4).

“Qualifying Equity Interests” means Equity Interests of the Company other than Disqualified Stock.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Redemption Amount” is defined in Section 8.10(1).

“Redemption Offer” is defined in Section 8.10(1).

“Redemption Offer Period” is defined in Section 8.10(2).

“Redemption Purchase Price” is defined in Section 8.10(2).

“Reinvestment Yield” is defined in Section 8.6.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Remaining Average Life” is defined in Section 8.6.

“Remaining Scheduled Payments” is defined in Section 8.6.

“Reported” is defined in Section 8.6.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the subject matter covered by the relevant portion of this Agreement.

“Required Holders” means, at any time (i) prior to the Closing, the Purchasers and (ii) on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Restricted Payment” is defined in Section 10.1.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facility” means that certain Fifth Amended and Restated Credit Agreement, dated as of July 16, 2018 (as amended, supplemented, amended and restated or otherwise modified from time to time) by and among the Company, as parent and as a guarantor, The Bank of Nova Scotia, as Administrative Agent, Hecla Alaska LLC, Hecla Greens Creek Mining Company and Hecla Juneau Mining Company, as borrowers, and the other parties thereto.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series” means any series of Notes issued pursuant to this Agreement or any Supplement hereto.

“Settlement Date” is defined in Section 8.6.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Agreement.

“Source” is defined in Section 6.2.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Agreement, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)     any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)     any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means any Subsidiary of the Company that executes a Notation of Guaranty in accordance with the provisions of this Agreement, and their respective successors and assigns, in each case, until the Subsidiary Guaranty of such Person has been released in accordance with the provisions of this Agreement.

“Subsidiary Guaranty” means the Subsidiary Guaranty provided in Section 25 hereof and the Notation of Guaranty delivered pursuant to Section 2.2 and each other Subsidiary Guaranty provided under Section 25 hereof and any Notation of Guaranty hereafter executed and delivered by a Subsidiary of the Company for the benefit of the holders of the Notes in accordance with Section 9.6.

“Supplement” is defined in Section 1.2 of this Agreement.

“Underwriting Fee” means a fee in the aggregate amount of CAD$640,000.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Company, but only to the extent that such Subsidiary:

(1)     has no Indebtedness other than Non-Recourse Debt;

(2)     except as permitted by Section 10.6 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are not materially less favorable, taken as a whole, to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

(3)     is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)     the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)     the then outstanding principal amount of such Indebtedness.

SCHEDULE C

COMPANY DISCLOSURE SCHEDULE

(see attached)

EXHIBIT 1

FORM OF SERIES 2020-A NOTE

HECLA MINING COMPANY.

SERIES 2020-A SENIOR NOTE DUE JULY 9, 2025

No. [_____]	[Date]

FACE VALUE: CAD$12,500,000
PREMIUM VALUE: CAD$12,059,475

For Value Received, the undersigned, Hecla Mining Company (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to Investissement Québec, or registered assigns, the principal sum of the Premium Value (Twelve Million Fifty Nine Thousand Four Hundred Seventy Five Canadian Dollars) (or so much thereof as shall not have been prepaid) on July 9, 2025, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof at the rate of 6.515% per annum from the date hereof, payable semi-annually, on the 9th day of July and January in each year, commencing with the July or January next succeeding the date hereof, until the principal hereof shall have become due and payable.

Payments of principal of, interest on and any premium with respect to this Note are to be made in lawful money of Canada at 6500 N. Mineral Drive, Suite 200 in Coeur d’Alene, ID or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a Series of Series 2020-A Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of July 9, 2020 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), among the Company, the Purchasers named therein and Additional Purchasers of Notes from time to time issued pursuant to any Supplement to the Note Purchase Agreement. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all Series from time to time outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same Series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE the date which is four months and one day after the date of relevant Purchase Date for such Note.”

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any Applicable Premium) and with the effect provided in the Note Purchase Agreement.

Pursuant to the Note Purchase Agreement and Notation of Guaranty dated as of July 9, 2020, one or more Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, and interest on this Note and the performance by the Company of all of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Notation of Guaranty.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Hecla Mining Company

By:
Name:
Title:

EXHIBIT 2.2

FORM OF NOTATION OF GUARANTY

For value received, each Subsidiary Guarantor (which term includes any successor Person under the Agreement) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Agreement and subject to the provisions in the Note Purchase Agreement dated as of July 9, 2020 (the “Agreement”) among Hecla Mining Company, a Delaware corporation (the “Company”), the Subsidiary Guarantors party thereto and the Purchasers thereunder, (a) the due and punctual payment of the principal of, premium on, if any, interest and Special Interest, if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, interest and Special Interest, if any, on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the holders of the Notes all in accordance with the terms of the Agreement and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the holders of Notes pursuant to the Note Guarantee and the Indenture are expressly set forth in Section 24 of the Agreement and reference is hereby made to the Agreement for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Agreement.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

SCHEDULE 4.3(a)

FORM OF OPINION OF SPECIAL U.S. COUNSEL
TO THE COMPANY

[to come]

EXHIBIT S

FORM OF SUPPLEMENT TO NOTE PURCHASE AGREEMENT

Hecla Mining Company

[Number] Supplement to Note Purchase Agreement

Dated as of ________ __, 20__

Re:     $____________ 6.515% Series ____ Senior Notes,

due ________ __, 20__

Hecla Mining Company
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408

Dated as of
___________, 20__

To the Purchaser(s) named in
Schedule A hereto

Ladies and Gentlemen:

This [Number] Supplement to Note Purchase Agreement (this “Supplement”) between Hecla Mining Company, a Delaware corporation (the “Company”), and the institutional investors named on Schedule A attached hereto (the “Purchasers”).

Reference is hereby made to that certain Note Purchase Agreement dated as of July 9, 2020 (the “Note Purchase Agreement”) among the Company and the purchasers listed on Schedule A thereto. All capitalized terms not otherwise defined herein shall have the meaning specified in the Note Purchase Agreement. Reference is further made to Section 1.2 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

The Company hereby agrees with the Purchaser(s) as follows:

1.     The Company has authorized the issue and sale of $__________ aggregate principal amount of its 6.515% Series __ Senior Notes due _________ ___________ (the “Series __ Notes”). The Series __ Notes, together with the Initial Notes [and the Series __ Notes] initially issued pursuant to the Note Purchase Agreement [and the ________ Supplement, respectively,] and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series __ Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Company.

2.     Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Series __ Notes in the principal amount set forth opposite such Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereinafter mentioned. The obligations of each Purchaser hereunder are several and not joint obligations and no Purchaser shall have any obligation or any liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

3.     The sale and purchase of the Series __ Notes to be purchased by each Purchaser shall occur at the offices of [________] at 10:00 A.M. New York time, at a closing (the “Closing”) on ________ ________ or on such other Business Day thereafter on or prior to ________, __ 20__ as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Series __ Notes to be purchased by such Purchaser in the form of a single Series __ Note (or such greater number of Series __ Notes in denominations of at least CAD$100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number at ________ Bank, [Insert Bank address, ABA number for wire transfers, and any other relevant wire transfer information]. If, at the Closing, the Company shall fail to tender such Series      __ Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Supplement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.     The obligation of each Purchaser to purchase and pay for the Series __ Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Section 1.2 and Section 4 of the Note Purchase Agreement (each reference to “Closing Date” or “Closing” set forth therein shall be deemed to be a reference to the “Closing Date” or “Closing” of the “Series ______ Notes”) with respect to the Series __ Notes to be purchased at the Closing, and to the following additional conditions:

(a)     Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of the Closing and the Company shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing certifying that such condition has been fulfilled.

(b)     Contemporaneously with the Closing, the Company shall sell to each Purchaser, and each Purchaser shall purchase the Series __ Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.

5.     [Here insert special provisions for Series __ Notes including prepayment provisions applicable to Series __ Notes (including premium) and closing conditions applicable to Series __ Notes].

6.     Each Purchaser represents and warrants that the representations and warranties set forth in Section 5 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series __ Notes by such Purchaser.

7.     The Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

The execution hereof shall constitute a contract between the Company and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Hecla Mining Company

By:
Name:
Title:

Accepted as of ______ __, 20__

[Purchaser]

By:
Name:
Title:

Information Relating to Purchasers

Name and Address of Purchaser	Principal Amount of Series __ Notes to be Purchased

[Name of Purchaser]	$

(1) All payments by wire transfer of immediately available funds to:

with sufficient information to identify the source and application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

(3) All other communications:

Supplemental Representations

The Company represents and warrants to each Purchaser that, except as otherwise (i) set forth in the Hecla Public Disclosure Record (to the extent the exception disclosed is reasonably apparent on its face) or (ii) disclosed in the Company Disclosure Schedule, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all material respects as of the date hereof with respect to the Series __ Notes with the same force and effect as if each reference to “Initial Notes” set forth therein was modified to refer to the “Series __ Notes”, each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the ______ Supplement and each reference to “the Purchasers” set forth therein was modified to refer to “the institutional investors named on Schedule A to the ______ Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

Section 5.3. Disclosure. The Note Purchase Agreement and the certificates delivered to each Purchaser by or on behalf of the Company in connection with the transactions contemplated by the Note Purchase Agreement and the ______ Supplement and the financial statements listed in the Company Disclosure Schedule to the ______ Supplement (the Note Purchase Agreement and the certificates and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since __________, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any of its Restricted Subsidiaries except changes that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4. Organization and Ownership of Shares of Restricted Subsidiaries. (a) Schedule 5.4 of the Company Disclosure Schedule to the ______ Supplement contains (except as noted therein) complete and correct lists (i) of the Company’s Restricted and Unrestricted Subsidiaries as of the date hereof, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s Affiliates, other than Restricted Subsidiaries, and (iii) of the Company’s directors and senior officers.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series __ Notes or any similar securities for sale to, or solicited any offer to buy the Series __ Notes or any similar securities from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than [_________] other Institutional Investors, each of which has been offered the Series __ Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series __ Notes to _____________________ and for general corporate purposes. No part of the proceeds from the sale of the Series __ Notes pursuant to the Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Restricted Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Restricted Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Restricted Subsidiary, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

[Add any additional Sections as appropriate at the time the Series __ Notes are issued]

[FORM OF SERIES __ NOTE]

HECLA MINING COMPANY

6.515% SERIES __ SENIOR NOTE DUE _________

No. [_____]	[Date]

$[_____]

For Value Received, the undersigned, Hecla Mining Company (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [_________], or registered assigns, the principal sum of [__________] Dollars (or so much thereof as shall not have been prepaid) on _________, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.515% per annum from the date hereof, payable [semiannually], on the _____ day of ______ and _________ in each year, commencing with the ____ or _______ next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make Whole Amount, at a rate per annum from time to time equal to [___________________________________], payable [semiannually] as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any premium with respect to this Note are to be made in [lawful money of the United States of America] at ______________ in ____________, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Series ____ Senior Notes (herein called the “Notes”) issued pursuant to a Supplement to the Note Purchase Agreement, dated as of [_______ ___], 2020 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), among the Company, the Purchasers named therein and Additional Purchasers of Notes from time to time issued pursuant to any Supplement to the Note Purchase Agreement. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all Series from time to time outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same Series for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.[This Note is not subject to regularly scheduled prepayments of principal.] This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any Applicable Premium) and with the effect provided in the Note Purchase Agreement.

Pursuant to the Note Purchase Agreement and the Notation of Guaranty dated as of [________ __], 2020, one or more Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, and interest on this Note and the performance by the Company of all of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Notation of Guaranty.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

* * * * *

Hecla Mining Company

By:
Name:
Title: